                                                                 EXHIBIT 4(P)(1)

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                                CREDIT AGREEMENT

                                      among

                           TEXAS GENCO HOLDINGS, INC.,

                              TEXAS GENCO GP, LLC,

                              TEXAS GENCO LP, LLC,
                                TEXAS GENCO, LP,

                                VARIOUS LENDERS,

                        DEUTSCHE BANK AG NEW YORK BRANCH,
                  as Administrative Agent and Collateral Agent,

                                       and

                      CITIBANK, N.A., as Syndication Agent

                                   ----------

                          Dated as of February 3, 2005

                                   ----------

                                   $75,000,000

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
                                TABLE OF CONTENTS

                                                                            Page
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
SECTION 1. Amount and Terms of Credit....................................     1

   1.01 The Commitments..................................................     1
   1.02 Minimum Amount of Each Borrowing.................................     1
   1.03 Notice of Borrowing..............................................     1
   1.04 Disbursement of Funds............................................     2
   1.05 Notes............................................................     2
   1.06 Conversions......................................................     3
   1.07 Pro Rata Borrowings..............................................     4
   1.08 Interest.........................................................     4
   1.09 Interest Periods.................................................     5
   1.10 Increased Costs, Illegality, etc.................................     6
   1.11 Compensation.....................................................     7
   1.12 Change of Lending Office.........................................     8

SECTION 2. [Reserved]....................................................     8

SECTION 3. Commitment Commission; Fees; Reductions of Commitment.........     8

   3.01 Fees.............................................................     8
   3.02 Optional Commitment Reductions...................................     9
   3.03 Mandatory Reduction of Commitments...............................     9

SECTION 4. Prepayments; Payments; Taxes..................................     9

   4.01 Voluntary Prepayments............................................     9
   4.02 Mandatory Repayments.............................................    10
   4.03 Method and Place of Payment......................................    10
   4.04 Net Payments.....................................................    10

SECTION 5. Conditions Precedent to the Effective Date....................    12

   5.01 Execution of Agreement; Notes....................................    12
   5.02 Officer's Certificate............................................    12
   5.03 Opinions of Counsel..............................................    12
   5.04 Corporate Documents; Proceedings; etc............................    13
   5.05 Security Documents...............................................    13
   5.06 Guaranties.......................................................    14
   5.07 Adverse Change; Governmental and Third Party Approvals; etc......    14
   5.08 Litigation.......................................................    14
   5.09 Financial Statements; Projections................................    15
   5.10 Fees, etc........................................................    15
   5.11 Insurance........................................................    15

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
SECTION 6. Conditions Precedent to All Credit Events.....................    15

   6.01 Effective Date...................................................    15
   6.02 No Default; Representations and Warranties.......................    15
   6.03 Notice of Borrowing..............................................    15

SECTION 7. Representations, Warranties and Agreements....................    16

   7.01 Corporate Status.................................................    16
   7.02 Corporate Power and Authority....................................    16
   7.03 No Violation.....................................................    16
   7.04 Governmental Approvals...........................................    17
   7.05 Financial Statements; Financial Condition........................    17
   7.06 Litigation.......................................................    17
   7.07 True and Complete Disclosure.....................................    18
   7.08 Use of Proceeds; Margin Regulations..............................    18
   7.09 Tax Returns and Payments.........................................    18
   7.10 Compliance with ERISA............................................    19
   7.11 Solvency.........................................................    19
   7.12 Security Documents...............................................    19
   7.13 Compliance with Statutes, etc....................................    19
   7.14 Investment Company Act...........................................    19
   7.15 Environmental Matters............................................    20
   7.16 Existing Indebtedness............................................    20
   7.17 Subsidiaries.....................................................    20

SECTION 8. Affirmative Covenants.........................................    20

   8.01 Information Covenants............................................    20
   8.02 Keeping of Books.................................................    22
   8.03 Maintenance of Insurance.........................................    22
   8.04 Preservation of Existence, Etc...................................    22
   8.05 Maintenance of Properties, Etc...................................    22
   8.06 Maintenance of Existing Business.................................    23
   8.07 Compliance with Statutes, Transaction Agreement etc..............    23
   8.08 Visitation Rights................................................    23
   8.09 Use of Proceeds..................................................    24
   8.10 Payment of Taxes.................................................    24
   8.11 Further Assurances...............................................    24
   8.12 Future Guarantors................................................    25

SECTION 9. Negative Covenants............................................    25

   9.01 Liens............................................................    25
   9.02 Consolidation, Mergers or Disposal of Assets.....................    25
   9.03 Accounting Changes...............................................    26
   9.04 Restrictions on Dividends, Intercompany Loans, or Investments....    26
   9.05 Affiliate Transactions...........................................    26
   9.06 Restricted Payments..............................................    27

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
   9.07 Use of Proceeds; Regulation U....................................    27
   9.08 Indebtedness.....................................................    27
   9.09 Advances, Investments and Loans..................................    28
   9.10 Modifications to the Transaction Agreement and STP Documents.....    28
   9.11 Business.........................................................    28

SECTION 10. Events of Default............................................    29

   10.01 Payment.........................................................    29
   10.02 Representations, etc............................................    29
   10.03 Covenants.......................................................    29
   10.04 Default Under Other Agreements..................................    29
   10.05 Bankruptcy, etc.................................................    29
   10.06 Judgments.......................................................    30
   10.07 Non-Monetary Judgments..........................................    30
   10.08 Change of Control...............................................    30
   10.09 ERISA...........................................................    30
   10.10 Security Documents..............................................    30
   10.11 Guaranty........................................................    31

SECTION 11. Definitions and Accounting Terms.............................    31

   11.01 Defined Terms...................................................    31
   11.02 Accounting Terms................................................    46

SECTION 12. The Agents...................................................    46

   12.01 Appointment.....................................................    46
   12.02 Nature of Duties................................................    47
   12.03 Lack of Reliance on the Agents..................................    47
   12.04 Certain Rights of the Agents....................................    47
   12.05 Reliance........................................................    48
   12.06 Indemnification.................................................    48
   12.07 The Agents in Their Individual Capacity.........................    48
   12.08 Holders.........................................................    48
   12.09 Resignation.....................................................    48
   12.10 Syndication Agent...............................................    49

SECTION 13. Miscellaneous................................................    49

   13.01 Payment of Expenses, etc........................................    49
   13.02 Right of Setoff.................................................    50
   13.03 Notices.........................................................    51
   13.04 Benefit of Agreement............................................    51
   13.05 No Waiver; Remedies Cumulative..................................    53
   13.06 Payments Pro Rata...............................................    53
   13.07 Calculations; Computations......................................    54
   13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE................    54
   13.09 Counterparts....................................................    55

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
   13.10 Effectiveness...................................................    55
   13.11 Headings Descriptive............................................    55
   13.12 Amendment or Waiver.............................................    55
   13.13 Survival........................................................    56
   13.14 Domicile of Loans...............................................    56
   13.15 Confidentiality.................................................    56
   13.16 Register........................................................    58
   13.17 Limitation on Interest..........................................    58
   13.18 South Texas Project.............................................    59

SECTION 14. Guaranty.....................................................    59

   14.01 Guaranty........................................................    59
   14.02 Bankruptcy......................................................    60
   14.03 Nature of Liability.............................................    60
   14.04 Independent Obligation..........................................    60
   14.05 Authorization...................................................    60
   14.06 Reliance........................................................    61
   14.07 Rights of Contribution..........................................    61
   14.08 Waiver..........................................................    62
   14.09 Payment.........................................................    63
   14.10 Savings Clause..................................................    63

SCHEDULE I     Commitments
SCHEDULE II    Lender Addresses
SCHEDULE III   Governmental Approvals
SCHEDULE IV    Existing Indebtedness
SCHEDULE V     Subsidiaries
SCHEDULE VI    Existing Investments
SCHEDULE VII   Existing Liens

EXHIBIT A-1    Form of Notice of Borrowing
EXHIBIT A-2    Form of Notice of Conversion/Continuation
EXHIBIT B      Form of Note
EXHIBIT C      Form of Section 4.04(b)(ii) Certificate
EXHIBIT D      Opinion of Baker Botts L.L.P., special counsel to the
               Credit Parties
EXHIBIT E      Form of Officers' Certificate
EXHIBIT F      Form of Pledge Agreement
EXHIBIT G      Form of Intercreditor Agreement
EXHIBIT H      Form of Assignment and Assumption Agreement

          CREDIT AGREEMENT, dated as of February 3, 2005, among TEXAS GENCO HOLDINGS, INC., a Texas corporation (the "Parent"), TEXAS GENCO GP, LLC, a Texas limited liability company ("Genco GP"), TEXAS GENCO LP, LLC, a Delaware limited liability company ("Genco LP"), TEXAS GENCO, LP, a Texas limited partnership (the "Borrower"), the Lenders from time to time party hereto, DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent and Collateral Agent and CITIBANK, N.A., as Syndication Agent. Unless otherwise defined herein, all capitalized terms used herein and defined in Section 11 are used herein as so defined.

                                   WITNESSETH:

          WHEREAS, subject to the terms and conditions set forth herein, the Lenders are willing to make available to the Borrower the credit facility provided herein;

          NOW, THEREFORE, IT IS AGREED:

          SECTION 1. Amount and Terms of Credit

          1.01 The Commitments. Subject to and upon the terms and conditions set forth herein, each Lender severally agrees, to make a term loan or term loans (each, a "Loan" and, collectively, the "Loans") to the Borrower, which Loans (i) shall be denominated in Dollars, (ii) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that except as otherwise specifically provided in
Section 1.10(b), all Loans comprising the same Borrowing shall at all times be of the same Type, (iii) shall not exceed for any Lender, in initial principal amount, that amount which equals the Commitment of such Lender at such time,
(iv) shall not exceed for all Lenders, in initial principal amount, that amount which, equals the Total Commitment at such time and (v) shall be made pursuant to up to two drawings, with (x) the first such drawing to be made on the Effective Date and (y) the second such drawing to be made, at the option of the Borrower, at any time after the Effective Date, but prior to the Commitment Termination Date. Once repaid, Loans incurred hereunder may not be reborrowed.

          1.02 Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of Loans shall be not less than the Minimum Borrowing Amount. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than five Borrowings of Eurodollar Loans.

          1.03 Notice of Borrowing. (a) Whenever the Borrower desires to incur Loans hereunder, a Responsible Officer of the Borrower shall give the Administrative Agent at the Notice Office, written notice (or telephonic notice promptly confirmed in writing) on the date of each Borrowing of Base Rate Loans and at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Eurodollar Loan to be made hereunder, provided that any such notice shall be deemed to have been given on a certain day only if given before 11:00 A.M. (New York City time) on such day. Each such written notice or written confirmation of telephonic notice (each a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by a Responsible Officer of the Borrower in the form of Exhibit A-1, appropriately completed to specify the aggregate principal amount of the Loans to be made pursuant to such Borrowing, the date of such Borrowing (which shall be a Business Day) and whether the Loans being made pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Lender notice of such proposed Borrowing, of such Lender's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

          (b) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing, conversion or prepayment of Loans, the Administrative Agent may act without liability upon the basis of telephonic notice of such Borrowing, conversion or prepayment, believed by the Administrative Agent in good faith to be from a Responsible Officer of the Borrower prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of such telephonic notice of such Borrowing, conversion or prepayment.

          1.04 Disbursement of Funds. Except as otherwise specifically provided in the immediately succeeding sentence, no later than 12:00 Noon (New York City time) on the date specified in each Notice of Borrowing, each Lender will make available its to the Administrative Agent such Lender's Percentage of each Borrowing to be made on such date. All such amounts shall be made available in Dollars and in immediately available funds at the Payment Office, and the Administrative Agent will make available to the Borrower at the Payment Office the aggregate of the amounts so made available by the Lenders. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower to immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, the overnight Federal Funds Rate for the first three days and at the interest rate otherwise applicable to such Loans for each day thereafter and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this Section 1.04 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

          1.05 Notes. (a) Subject to the provisions of Section 1.05(d), the Borrower's obligation to pay the principal of, and interest on, the Loans made by each Lender shall be evidenced in the Register maintained by the Administrative Agent pursuant to
Section 13.16 and shall, if requested by such Lender, also be evidenced by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B, with blanks appropriately completed in conformity herewith (each a "Note" and, collectively, the "Notes").

          (b) Each Note issued to a Lender shall (i) be executed by the Borrower, (ii) be payable to such Lender or its registered assigns and be dated the Effective Date (or if issued thereafter, the date of issuance), (iii) be in a stated principal amount equal to the Commitment of such Lender as in effect on the Effective Date immediately prior to the making of any Loans by such Lender (or, if issued after the termination thereof, be in a stated principal amount equal to the outstanding Loans of such Lender at such time) and be payable in the principal amount of the Loans evidenced thereby, (iv) mature on the Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in
Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (c) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in any such notation or endorsement shall not affect the Borrower's obligations in respect of such Loans.

          (d) Notwithstanding anything to the contrary contained above or elsewhere in this Agreement, Notes shall only be delivered to Lenders which at any time (or from time to time) specifically request the delivery of such Notes. No failure of any Lender to request or obtain, produce or maintain a Note evidencing its Loans to the Borrower shall affect or in any manner impair the obligations of the Borrower to pay the Loans (and all related Obligations) which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect (i) the guaranties therefor provided pursuant to the Guaranty or any Credit Document or (ii) the security interests therefor granted pursuant to any Security Document or any other Credit Document. Any Lender which does not have a Note evidencing its outstanding Loans shall in no event be required to make the notations otherwise described in preceding clause (c) of this Section 1.05. At any time when any Lender requests the delivery of a Note to evidence any of its Loans, the Borrower shall promptly execute and deliver to the respective Lender the requested Note or Notes in the appropriate amount or amounts to evidence such Loans.

          1.06 Conversions. The Borrower shall have the option to convert, on any Business Day, all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Loans made pursuant to one or more Borrowings of one or more Types of Loans into a Borrowing of another Type of Loan, provided that (i) except as otherwise provided in Section 1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable thereto and no partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) unless the Required Lenders otherwise agree, Base Rate Loans may only be converted into Eurodollar

Loans if no Default or Event of Default is in existence on the date of the conversion, and (iii) no conversion pursuant to this Section 1.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under
Section 1.02. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at the Notice Office prior to 12:00 Noon (New York City time) at least three Business Days' prior notice (each a "Notice of Conversion/Continuation") in the form of Exhibit A-2, appropriately completed to specify the Loans to be so converted, the Borrowing or Borrowings pursuant to which such Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion.

          1.07 Pro Rata Borrowings. Each Borrowing of Loans under this Agreement shall be incurred from the Lenders pro rata on the basis of their Commitments. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

          1.08 Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to the Borrower until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan or (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Base Rate in effect from time to time.

          (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date the proceeds thereof are made available to the Borrower until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan or (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Eurodollar Rate for such Interest Period.

          (c) Overdue principal and to the extent permitted by law, overdue interest and any other amounts payable hereunder or under any other Credit Document shall, in each case bear interest at a rate per annum equal to the greater of (x) the rate which is 2% in excess of the rate then borne by such Loans and (y) the rate which is 2% in excess of the rate otherwise applicable to Base Rate Loans from time to time, and all other overdue amounts payable hereunder and under any other Credit Document shall bear interest at a rate per annum equal to the rate which is 2% in excess of the rate applicable to Base Rate Loans from time to time. Interest which accrues under this Section 1.08(c) shall be payable by the Borrower on demand.

          (d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan (x) quarterly in arrears on each Quarterly Payment Date, (y) in the case of a repayment in full of all outstanding Base Rate Loans, on the date of such repayment or prepayment, and (z) at maturity (whether by acceleration or otherwise) or such earlier date upon which the Total Commitment is terminated and, after such date, on demand, and (ii) in respect of each Eurodollar Loan (x) on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (y) on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

          (e) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for the respective Interest Period or Interest Periods and shall promptly notify the Borrower and the Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

          1.09 Interest Periods. At the time the Borrower gives any Notice of Borrowing or Notice of Conversion/Continuation in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by having a Responsible Officer of the Borrower give the Administrative Agent notice thereof (including, without limitation, in any Notice of Borrowing made in connection with a Eurodollar Loan), the interest period (each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower, be a one or two-month period (or, such other Interest Period, as agreed upon by all Lenders in their sole discretion), provided that:

          (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

          (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Loan of a different Type) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

          (iii) if any Interest Period relating to a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

          (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (v) unless the Required Lenders otherwise agree, no Interest Period may be selected at any time when a Default or an Event of Default is then in existence; and

          (vi) no Interest Period in respect of any Borrowing of Eurodollar Loans shall be selected which extends beyond the Maturity Date.

          If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest

Period to be applicable to such Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

          1.10 Increased Costs, Illegality, etc. (a) In the event that any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

          (i) on any Interest Determination Date that, by reason of any changes arising after the Effective Date affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

          (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of any change since the Effective Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Lender of the principal of or interest on the Loans or the Notes or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), or
(B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate; or

          (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the interbank Eurodollar market;

          then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion/Continuation given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower agrees to pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, submitted to the Borrower by such Lender in good faith shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

          (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected by the circumstances described in
Section 1.10(a)(iii) shall) either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Lender or the Administrative Agent pursuant to Section 1.10(a)(ii) or (iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, require the affected Lender to convert such Eurodollar Loan into a Base Rate Loan, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 1.10(b).

          (c) If at any time after the Effective Date any Lender determines that the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender's Commitment hereunder or its obligations hereunder, then the Borrower agrees to pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender's determination of compensation owing under this
Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give written notice thereof to the Borrower, which notice shall show the basis for calculation of such additional amounts.

          (d) The provisions contained in this Section 1.10 shall survive the termination of this Agreement and the payment of all amounts payable hereunder; provided, however, that in no event shall the Borrower be obligated to reimburse or compensate any Lender for amounts contemplated by this Section 1.10 for any period prior to the date that is 90 days prior to the date upon which such Lender requests in writing such reimbursement or compensation from the Borrower. This Section 1.10(d) shall have no applicability to any other Section of this Agreement.

          1.11 Compensation. The Borrower agrees to compensate each Lender, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans but excluding any loss of anticipated profit) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to
Section 4.02 or as a result of an acceleration of the Loans pursuant to Section
10) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Loans when required by the terms of this Agreement or any Note held by such Lender or (y) any election made pursuant to
Section 1.10(b). The provisions contained in this Section 1.11 shall survive the termination of this Agreement and the payment of all amounts payable hereunder; provided, however, that in no event shall the Borrower be obligated to reimburse or compensate any Lender for amounts contemplated by this Section 1.11 for any period prior to the date that is 90 days prior to the date upon which such Lender requests in writing such reimbursement or compensation from the Borrower, provided, further, that this sentence shall have no applicability to any other Section of this Agreement

          1.12 Change of Lending Office. Each Lender agrees that upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), Section 1.10(c) or Section 4.04 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the rights of any Lender provided in Sections 1.10 and 4.04.

          SECTION 2. [Reserved].

          SECTION 3. Commitment Commission; Fees; Reductions of Commitment.

          3.01 Fees (a) The Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Lender a commitment commission (the "Commitment Commission") for the period from the Effective Date to but excluding the Commitment Termination Date (or such earlier date as the Total Commitment shall have been terminated), computed at a rate per annum equal to 0.50% on the Unutilized Commitment of each such Non-Defaulting Lender as in effect from time to time. Accrued Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Commitment Termination Date or such earlier date upon which the Total Commitment is terminated and after such date, upon demand.

          (b) The Borrower agrees to pay to the Administrative Agent, for its own account, such other fees as have been agreed to in writing by the Borrower and the Administrative Agent.

          3.02 Optional Commitment Reductions. Upon three Business Days' prior notice from a Responsible Officer of the Borrower to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Unutilized Commitment in whole or reduce it in part, pursuant to this Section 3.02, in an integral multiple of $5,000,000, provided that each such reduction shall apply proportionately to permanently reduce the Commitment of each Lender.

          3.03 Mandatory Reduction of Commitments. (a) The Total Commitment (and the Commitment of each Lender) shall terminate in its entirety on February 11, 2005 unless this Agreement has been executed and delivered by all of the parties hereto and the Effective Date has occurred.

          (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Commitment (and the Commitment of each Lender) shall (i) be reduced on each date on which Loans are incurred (after giving effect to the making of Loans on such date) in an amount equal to the aggregate principal amount of such Loans incurred on such date and (ii) terminate in its entirety (to the extent not theretofore terminated) on the Commitment Termination Date (after giving effect to any incurrence of Loans (if any) on such date).

          (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Commitment (and the Commitment of each Lender) shall terminate in its entirety (to the extent not theretofore terminated) upon a Change of Control.

          SECTION 4. Prepayments; Payments; Taxes.

          4.01 Voluntary Prepayments. The Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) a Responsible Officer of the Borrower shall give the Administrative Agent prior to 12:00 Noon (New York City time) at the Notice Office (x) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of the Borrower's intent to prepay Base Rate Loans and (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of their intent to prepay Eurodollar Loans, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Administrative Agent shall promptly transmit to each of the Lenders; (ii) each prepayment shall be in an aggregate principal amount of at least $1,000,000, provided that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect; and (iii) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans, provided that at the Borrowers' election in connection with any prepayment of Loans pursuant to this Section 4.01(a), such prepayment shall not, so long as no Default or Event of Default then exists, be applied to the prepayment of Loans of a Defaulting Lender.

          4.02 Mandatory Repayments. (a) In addition to any other mandatory repayments required pursuant to this Section 4.02, all then outstanding Loans shall be repaid in full on the Maturity Date.

          (b) In addition to any other mandatory repayments required pursuant to this Section 4.02, all then outstanding Loans shall be repaid in full upon a Change of Control.

          (c) In addition to any other mandatory repayments required pursuant to this Section 4.02, to the extent that the Borrower or any Guarantor receive any proceeds from the STP Acquisition, such proceeds shall be immediately applied to the repayment of the Loans.

          4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 12:00 Noon (New York City time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office. Any payments received by the Administrative Agent after such time shall be deemed to have been received on the next Business Day. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

          4.04 Net Payments. (a) All payments made by the Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such

Lender is organized or in which the principal office or applicable lending office of such Lender is located and for any withholding or similar taxes as such Lender shall determine are payable by, or withheld from, such Lender but only in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment or other documentary proof providing evidence of such payment that is satisfactory to the Administrative Agent of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

          (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 13.04 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit C (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, Form W-8BEN (with respect to the benefits of any income tax treaty), or Form W-8BEN (with respect to the portfolio interest exemption) and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Lender, or to indemnify, hold harmless or reimburse such Lender, in respect of income or similar taxes imposed by the United States if (I) such Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause
(ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 13.04(b), the Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes (except for changes in the rate of tax on, or determined by reference to, the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein provided that this parenthetical exception shall not apply for purposes of applying the fourth sentence of Section 4.04(a)).

          SECTION 5. Conditions Precedent to the Effective Date. The occurrence of the Effective Date pursuant to Section 13.10 is subject to the satisfaction of the following conditions:

          5.01 Execution of Agreement; Notes.  On or prior to the Effective Date
(i) this Agreement shall have been executed and delivered as provided in Section
13.10 and (ii) there shall have been delivered to each Lender that has requested same, the appropriate Note executed by the Borrower, in each case in the amount, maturity and as otherwise provided herein.

          5.02 Officer's Certificate. On the Effective Date, the Agents shall have received a certificate, dated the Effective Date, and signed on behalf of the Borrower by a Responsible Officer, stating that all conditions in Sections 5.05, 5.07 and 6.02 have been satisfied on such date.

          5.03 Opinions of Counsel. The Agents shall have received legal opinions addressed to each Agent and the Lenders from (i) Baker Botts L.L.P. (New York counsel to the Credit Parties) and (ii) the Deputy General Counsel of the Parent, in each case covering matters, reasonably acceptable to the Agents including, without limitation, (x) a no-conflicts opinion (A) given by Baker Botts L.L.P. as to (1) the Indebtedness of any Credit Party which will remain outstanding as of the Effective Date (if any) and (2) the CNP Credit Agreement and the Transaction Agreement and (B) given by the Deputy General Counsel of CenterPoint Energy as to any other material contracts of CenterPoint Energy and any material contracts of Parent or its subsidiaries, (y) an opinion given by Baker Botts L.L.P. covering creation and perfection of the security interests granted under the Security Documents and (z) and such other matters incident to the transactions contemplated hereby as the Administrative Agent may reasonably request.

          5.04 Corporate Documents; Proceedings; etc. (a) On the Effective Date, the Administrative Agent shall have received from each Credit Party, a certificate, dated the Effective Date, signed by a Responsible Officer of such Credit Party, and attested to by the Secretary or Assistant Secretary of such Credit Party, in the form of Exhibit E with appropriate insertions, together with copies of (i) the certificate of incorporation and by-laws (or equivalent organizational documents), (ii) long-form good standing certificates (or equivalent thereof) of such Credit Party and (iii) the resolutions of such Credit Party referred to in such certificate, and the foregoing shall be in form and substance reasonably acceptable to the Administrative Agent.

          (b) All corporate, partnership, limited liability company and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all documents and papers, including governmental approvals, good standing certificates and bring-down telegrams, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

          5.05 Security Documents. (a) On the Effective Date, the Borrower shall have duly authorized, executed and delivered the Pledge Agreement in the form of Exhibit F (as modified, supplemented or amended from time to time, the "Pledge Agreement") and, to the extent contemplated by the Pledge Agreement, shall have delivered to the Collateral Agent, as pledgee thereunder, the Collateral, and the Pledge Agreement shall be in full force and effect.

          (b) On the Effective Date, (i) the Borrower, DBAG as an Existing LC Issuer and the Collateral Agent shall have duly authorized, executed and delivered a letter agreement and (ii) the Borrower, Citibank, as an Existing LC Issuer and the Collateral Agent shall have duly authorized, executed and delivered a letter agreement, each in the form of Exhibit G (each as modified, supplemented or amended from time to time, an "Intercreditor Agreement" and collectively the "Intercreditor Agreements"), and the Intercreditor Agreements shall be in full force and effect.

          (c) On or prior to the Effective Date, the Credit Parties shall have delivered to the Collateral Agent:

          (i) proper Financing Statements (Form UCC-1 or the appropriate equivalent) fully executed for filing under the UCC of each jurisdiction as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Documents;

          (ii) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing all effective Financing Statements that name the Parent or any of its Subsidiaries, in each case as debtor and that are filed in the jurisdictions referred to in clause (i) above, together with copies of such other Financing Statements filed in any other jurisdiction that name the Parent or any of its Subsidiaries as debtor (none of which shall cover the Collateral except to the extent evidencing Permitted Liens);

          (iii) evidence of the completion of all other recordings and filings of, or with respect to, the Security Documents as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to effectively to perfect the security interests purported to be created by the Security Documents; and

          (iv) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Security Documents have been taken;

          5.06 Guaranties. On the Effective Date, each Guarantor shall have duly authorized, executed and delivered a counterpart to this Agreement and the Guaranty shall be in full force and effect.

          5.07 Adverse Change; Governmental and Third Party Approvals; etc. (a) Since December 31, 2003, nothing shall have occurred (and neither the Agents nor any Lender shall have become aware of any facts or conditions not previously known) which any Agent or the Required Lenders shall determine could reasonably be expected to have a Material Adverse Effect.

          (b) On or prior to the Effective Date, all necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the transactions contemplated by the Credit Documents and otherwise referred to herein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which in the reasonable judgment of the Agents or the Required Lenders restrains, prevents or imposes materially adverse conditions upon the consummation of the transactions contemplated by the Credit Documents. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the making of any Loan or the consummation of the transactions contemplated by the Credit Documents.

          (c) On the Effective Date, no consents or approvals shall be required to be obtained by CenterPoint Energy or any of its Affiliates or any Credit Party or any of their Affiliates from (i) the lenders under CenterPoint Energy's senior credit agreement, dated as of October 7, 2003 and agented by JPMorgan Chase (as in effect on the Effective Date, the "CNP Credit Agreement") or (ii) the Buyer or any of its Affiliates, in each case, in connection with the entering into of (1) this Agreement (and the incurrence of Loans hereunder), (2) any Security Document (and the granting of Liens thereunder) or (3) any of the other Credit Document or any other documents referred to therein or herein (and any transaction contemplated hereby or thereby).

          5.08 Litigation. On the Effective Date, no litigation by any entity (private or governmental) shall be pending or threatened with respect to this Agreement, any other Credit Document or any other documentation executed in connection herewith and therewith or the transactions contemplated hereby and thereby, or which the Agents or the Required Lenders shall determine has had, or could reasonably be expected to have, a Material Adverse Effect.

          5.09 Financial Statements; Projections. On or prior to the Effective Date, there shall have been delivered to the Administrative Agent and each Lender (i) true and correct copies of the historical and pro forma financial statements referred to in Section 7.05(a) and (ii) projected consolidated statements of income and cash flow of the Parent and its Subsidiaries for the period through December 31, 2005 (the "Projections"), which Projections and historical and pro forma financial statements shall (x) in the case of the Projections, reflect the forecasted financial condition and results of operations of the Parent and its Subsidiaries after giving effect to the transactions contemplated by the Credit Documents and the Transaction Agreement and (y) in each case, be in form and substance reasonably satisfactory to the Agents.

          5.10 Fees, etc. On the Effective Date, all costs, fees and expenses (including, without limitation, the reasonable legal fees and expenses of White & Case LLP) payable to the Agents and the Lenders shall have been paid to the extent due.

          5.11 Insurance. On or prior to the Effective Date, the Administrative Agent shall have received evidence of insurance maintained by the Parent and its Subsidiaries with responsible and reputable insurance companies or associations in such amounts, subject to customary self-insurance, and covering such risks as is customarily carried by companies engaged in the electric generation industry with similar assets in similar areas which the Parent and such Subsidiaries operate.

          SECTION 6. Conditions Precedent to All Credit Events. The obligation of each Lender to make Loans (including Loans made on the Effective Date) is subject, at the time of each such Credit Event, to the satisfaction of the following conditions:

          6.01 Effective Date.  The Effective Date shall have occurred.

          6.02 No Default; Representations and Warranties. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          6.03 Notice of Borrowing. Prior to the making of each Loan, the Administrative Agent shall have received the notice required by Section 1.03(a).

The acceptance of the benefit of each Credit Event shall constitute a representation and warranty by the Borrower to the Agents and each of the Lenders that all the conditions specified (x) in the case of Credit Events occurring on the Effective Date, in Section 5 and (y) in the case of Credit Events occurring on or after the Effective Date, in this Section 6 and applicable to such Credit Event have been satisfied as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in Section 5 and in this Section 6, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the

Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance reasonably satisfactory to the Lenders.

          SECTION 7. Representations, Warranties and Agreements. In order to induce the Lenders to enter into this Agreement and to make the Loans, as provided herein, each Credit Party makes the following representations, warranties and agreements, in each case after giving effect to the occurrence of the Effective Date, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans, with the occurrence of each Credit Event on or after the Effective Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct in all material respects on and as of the Effective Date and on the date of each such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          7.01 Corporate Status.  Each Credit Party and each of its Subsidiaries
(i) is a duly organized and validly existing corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate, limited partnership or limited liability company power and authority, as the case may be, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified as a foreign corporation, limited partnership or limited liability company, as the case may be, and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualifications, except, in the case of preceding clause (iii), in those jurisdictions where the failure to be so qualified could not reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect.

          7.02 Corporate Power and Authority. Each Credit Party has the corporate, limited partnership or limited liability company power and authority, as the case may be, to execute, deliver and carry out the terms and provisions of each of the Credit Documents to which it is party and has taken all necessary corporate, limited partnership or limited liability company action, as the case may be, to authorize the execution, delivery and performance by it of each Credit Document to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is party and each such Credit Document constitutes the legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms, except to the extent that the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by equity principles (regardless of whether enforcement is sought in equity or at law).

          7.03 No Violation. Neither the execution, delivery or performance by any Credit Party of any Credit Document to which it is a party, nor compliance by it with any of the terms and provisions thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon (x) any property or asset of such Credit Party or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other material agreement, contract or instrument to which such Credit Party or any of its Subsidiaries is a party or by which it or any of their respective property or assets are bound or to which it may be subject or (y) under the CNP Credit Agreement or the Transaction Agreement or (iii) will violate any provision of the articles of incorporation or by-laws (or equivalent organizational documents) of such Credit Party or any of its Subsidiaries.

          7.04 Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made and are listed in Schedule III attached hereto, if any, and except for any filings of financing statements, mortgages and other documents required by the Security Documents, all of which have been made), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any such Credit Document.

          7.05 Financial Statements; Financial Condition. (a) The audited statements of Consolidated financial condition of the Parent and its Subsidiaries for the fiscal year ending December 31, 2003 and the related Consolidated statements of income and cash flows of the Parent and its Subsidiaries for such fiscal year ended on such date (which have been certified by nationally recognized independent certified public accountants satisfactory to the Agents and previously delivered to each Lender) fairly present, in all material respects, the Consolidated financial condition of the Parent and its Subsidiaries as at such date and the Consolidated results of the operations of the Parent and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied, except for the inclusion of detailed footnotes and subject to year-end audit adjustments. The unaudited pro forma balance sheets as of September 30, 2004 and the related income statements of the Parent and its Subsidiaries on a Consolidated basis for the nine month periods ended September 30, 2003 and September 30, 2004, in each case, prepared by management of the Parent (and previously delivered to each Lender) on the basis of the historical audited balance sheets and income statements of the Parent and its Subsidiaries for the nine-month periods ending September 30, 2003 and September 30, 2004, in each case, as though the transactions contemplated by the Transaction Agreement (other than the STP Acquisition) had been completed immediately prior to the beginning of such periods have been prepared in a manner reasonably satisfactory to the Agents and fairly present, in all material respects, the Consolidated financial condition of the Parent and its Subsidiaries as at such dates and contain all pro forma adjustments necessary in order to fairly reflect such assumptions; provided, however, that such unaudited pro forma financial statements do not purport to present the actual results of operations of the Parent and its Subsidiaries on a Consolidated basis as if the transaction contemplated by the Transaction Agreement had occurred at the beginning of each period, as applicable, nor are they necessarily indicative of the financial position or results of operations of the Parent and its Subsidiaries on a Consolidated basis that may be achieved in the future.

          (b) Since December 31, 2003, there has been no Material Adverse
Change.

          7.06 Litigation. There is no pending or threatened action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, affecting any Credit Party or any of its Subsidiaries before any court, agency of any Governmental Authority, or arbitrator that (i) could reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement or any other Credit Document or the consummation of the transactions contemplated hereby.

          7.07 True and Complete Disclosure. All written information heretofore furnished by or on behalf of any Credit Party to the Administrative Agent or any Lender for purposes of or in connection with this Agreement, any Credit Document or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by or on behalf of any Credit Party to the Administrative Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is stated in the light of the circumstances under which such information was provided (as modified or supplemented by other information so furnished, when taken together as a whole as of the date so stated); provided, that, with respect to the Projections, such Credit Party represents only that such information was prepared in good faith based on assumptions believed to be reasonable at the time, it being recognized by the Lenders that such Projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. Each Credit Party has disclosed to the Administrative Agent any and all facts specific to such Credit Party and its Subsidiaries and known as of the Effective Date to a Responsible Officer of such Credit Party that could reasonably be expected to result in a Material Adverse Effect or which could reasonably be expected to result in a Material Adverse Change.

          7.08 Use of Proceeds; Margin Regulations. (a) The proceeds of the Loans shall be used by the Borrower (x) on the Effective Date to (i) to pay fees and expenses incurred in connection with this Agreement and the other Credit Documents and (ii) to repay amounts owing as of the Effective Date to CenterPoint Energy pursuant to the Tax Allocation Agreement (as defined in the Transaction Agreement) in accordance with Section 6.6(m) of the Transaction Agreement in an aggregate amount no less than $59,000,000 and (y) at any time after the Effective Date, to fund the Borrower's working capital requirements to meet operating cash needs in accordance with Section 6.1(1)(iii) of the Disclosure Letter (including, without limitation, to fund the Borrower's payment of amounts that become owing to CenterPoint Energy pursuant to the Tax Allocation Agreement at any time after the Effective Date). Except as provided in clause (x)(ii) or (y) above, no proceeds of any Loans shall be used to directly or indirectly pay any Dividends to, or make any Investments in, CenterPoint Energy or any of its Affiliates.

          (b) No Credit Party is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

          7.09 Tax Returns and Payments. Each of Parent and each of its Subsidiaries has timely filed or caused to be timely filed with the appropriate taxing authority all federal and state income tax returns and all other material tax returns, statements, forms and reports for taxes, domestic and foreign (the "Returns") required to be filed by, or with respect to the income, properties or operations of, Parent and/or any of its Subsidiaries, except to the extent failure to make such filings could not reasonably be expected to have a Material Adverse Effect. The Returns accurately reflect in all material respects all liability for taxes of Parent and its

Subsidiaries for the periods covered thereby. Each of Parent and each of its Subsidiaries has paid all taxes and assessments payable, other than those that are being contested in good faith and adequately disclosed and fully provided for on the financial statements of Parent and its Subsidiaries in accordance with GAAP, except to the extent failure to make such payment could not reasonably be expected to have a Material Adverse Effect. There is no material action, suit, proceeding, investigation, audit or claim now pending or, to the best knowledge of Parent or any of its Subsidiaries, threatened by any authority regarding any taxes relating to Parent or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect. Neither Parent nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of Parent or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

          7.10 Compliance with ERISA. Each Credit Party and each of its Subsidiaries are in compliance with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder), and have obtained and are in compliance with, all Environmental Permits required for the operation of the Borrower's business except for any non-compliance that could not reasonably be expected to have a Material Adverse Effect. No ERISA Event has occurred which could reasonably be expected to have a Material Adverse Effect. No Plan has an Unfunded Current Liability which, when added to the aggregate amount of Unfunded Current Liabilities with respect to all other Plans, could reasonably be expected to have a Material Adverse Effect.

          7.11 Solvency. On the Effective Date and after giving effect to the Loans incurred thereon, the transactions and financings contemplated hereby and by each of the other Credit Documents, (i) the Borrower on a stand alone basis and (ii) each of the Parent and its Subsidiaries taken as a whole is, in each case Solvent.

          7.12 Security Documents. The security interests created in favor of the Collateral Agent (or its delegees, as the case may be) for the benefit of the Lenders under each Security Document constitute perfected security interests in the Collateral covered by such Security Documents subject to no Lien of any other Person; provided that it is understood and agreed that the Existing Collateral (as defined in the Security Documents) are subject to the Liens of the Existing LC Issuers. No consents, filings or recordings are required in order to perfect, and/or maintain the perfection and priority of, the security interests purported to be created by any Security Document.

          7.13 Compliance with Statutes, etc. The Borrower and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of their business and the ownership of their property, except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          7.14 Investment Company Act. No Credit Party nor any Subsidiary of any Credit Party is an "investment company" as defined in, or otherwise subject to regulation under, the Investment Company Act of 1940, as amended. Neither the execution, delivery or performance by any Credit Party of any Credit Document to which it is a party, nor compliance by it with any of the terms and provisions thereof will violate any regulation under the Public Utility Holding Company Act of 1935, as amended or any order or approval issued in connection therewith.

          7.15 Environmental Matters. There are no facts, circumstances or conditions relating to the past or present business or operations of each Credit Party or any of its Subsidiaries or any of their predecessors (including the disposal of any wastes, hazardous substances or other materials), or to any Real Property at any time owned, leased or operated by any of them, that could reasonably be expected (i) to give rise to any Environmental Action which could reasonably be expected to have a Material Adverse Effect, or (ii) to subject any Real Property owned, leased or operated by each Credit Party or any of its Subsidiaries to any restrictions on the ownership, lease, occupancy, use or transfer of such Real Property under any Environmental Law which could reasonably be expected to have a Material Affect Effect.

          7.16 Existing Indebtedness. On the Effective Date (after giving effect to the use of proceeds from the Loans made on such date), the Parent and its Subsidiaries shall have no (x) outstanding Indebtedness (including, without limitation, intercompany Indebtedness) or (y) preferred equity, in each case, except as set forth on Schedule IV hereto.

          7.17 Subsidiaries. As of the Initial Borrowing Date, the Credit Parties have no Subsidiaries other than those Subsidiaries listed on Schedule V.
Schedule V correctly sets forth, as of the Effective Date, the percentage ownership (direct or indirect) of each Credit Party in each class of capital stock or other equity of its Subsidiaries and also identifies the direct owner thereof.

          SECTION 8. Affirmative Covenants. Each Credit Party hereby covenants and agrees that on and after the Effective Date and until the Total Commitment has terminated and the Loans and Notes (in each case together with interest thereon), Fees and all other Obligations (other than indemnities described in
Section 13.13 which are not then due and payable) incurred hereunder and thereunder, are paid in full:

          8.01 Information Covenants. The Parent and the Borrower shall furnish to each Lender:

          (a) as soon as practicable and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Parent, unaudited Consolidated balance sheets of the Parent and its Subsidiaries, prepared in conformity with GAAP consistently applied, as of the end of such quarter and Consolidated statements of income and cash flows of the Parent and its Subsidiaries, prepared in conformity with GAAP consistently applied, for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified by a Responsible Officer of the Parent as having been prepared in accordance with GAAP and certificates of a Responsible Officer of the Parent as to compliance with the terms of this Agreement;

          (b) as soon as practicable and in any event within 120 days after the end of each fiscal year of the Parent commencing 2005, unaudited Consolidated balance sheets of the Parent and its Subsidiaries as of the end of such fiscal year and unaudited Consolidated statements of income and cash flows of the Parent and its Subsidiaries for such fiscal year, in each case prepared in conformity with GAAP consistently applied;

          (c) without duplication of any other certificate described in Section 8.01(a), with each set of statements to be delivered pursuant to Section 8.01(a) and (b) above, a certificate in a form reasonably satisfactory to the Administrative Agent, signed by a Responsible Officer of the Parent certifying that no Default or Event of Default has occurred and is continuing or, if there is any Default or Event of Default, describing it and the steps, if any, being taken to cure it;

          (d) as soon as practicable and in any event, within five Business Days after a Responsible Officer of the Borrower becomes aware of the occurrence of each Default or Event of Default continuing on the date of such statement, a statement of a Responsible Officer of the Borrower setting forth details of such Default or Event of Default and the action that the Borrower has taken and proposes to take with respect thereto;

          (e) [Reserved];

          (f) promptly after the commencement thereof, notice of all actions and proceedings before any court, governmental agency or arbitrator affecting the Borrower or any of its Subsidiaries of the type described in Section 7.06;

          (g) within five Business Days after any officer of a Credit Party or any of its Subsidiaries obtains knowledge thereof, notice of any of the following environmental matters, to the extent such matters individually or in the aggregate could reasonably be expected to have a Material Adverse Effect:
(i) any claim against any Credit Party or any of its Subsidiaries, or any Real Property owned, leased or occupied by any Credit Party or any of its Subsidiaries, under any Environmental Law; (ii) any condition or occurrence that results in noncompliance by any Credit Party or any of its Subsidiaries with Environmental Law or that could reasonably be expected to form the basis of any Environmental Action against, or to any liability on the part of any Credit Party or any of its Subsidiaries under any Environmental Law; and (iii) any condition or occurrence that could reasonably be expected to cause any Real Property owned, leased or occupied by any Credit Party or any of its Subsidiaries to be subject to any restrictions on the ownership, lease, occupancy, use or transfer of such Real Property under any Environmental Law; such notices shall describe in reasonable detail the nature of the claim, threatened claim, notice of potential liability, condition or occurrence and the Credit Party's or such Subsidiary's response thereto;

          (h) with reasonable promptness, upon the Borrower or any ERISA Affiliate becoming aware of (A) the occurrence of any ERISA Event that could, individually or in the aggregate, be reasonably expected to result in a liability in excess of $50,000,000 to any Credit Party or any ERISA Affiliate or that could reasonably be expected to have a Material Adverse Effect, or (B) a Plan that has an Unfunded Current Liability which, when added to the aggregate amount of Unfunded Current Liabilities with respect to all other Plans could reasonably be expected to have a Material Adverse Effect, a written notice specifying the nature thereof, what action the Credit Party or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

          (i) with reasonable promptness, copies of (a) all written notices received by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning an ERISA Event that could reasonably be expected to result in a liability in excess of $50,000,000 or that could reasonably be expected to have a Material Adverse Effect; and (b) such other documents or governmental reports or filings relating to any Plan or Multiemployer Plan as the Lenders shall reasonably request;

          (j) [Reserved]; and

          (k) such other information respecting the Parent or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

          Information required to be delivered pursuant to this Section 8.01 shall be deemed to have been delivered on the date on which each Agent receives such Information or notice (which notice the Administrative Agent shall convey promptly to the Lenders) that such information has been posted on the Securities and Exchange Commission website on the internet at sec.gov/edgar/searches.htm or at another website identified in such notice and accessible by the Lenders without charge; provided that such notice may be included in a certificate delivered pursuant to Section 8.01(c).

          8.02 Keeping of Books. Each Credit Party shall keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of such Credit Party and each such Subsidiary in accordance with GAAP.

          8.03 Maintenance of Insurance. Each Credit Party shall, and shall cause each of its respective Subsidiaries to, maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties; provided, however, that any Credit Party or its Subsidiaries may self-insure to the extent consistent with prudent business practice.

          8.04 Preservation of Existence, Etc. Each Credit Party shall preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, rights (charter and statutory) and franchises, except (other than in the case of the Borrower) to the extent such failure could not reasonably be expected to have a Material Adverse Effect.

          8.05 Maintenance of Properties, Etc. Each Credit Party shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted; provided, however, the foregoing shall not prohibit the Borrower from (i) mothballing any of its generating units from time to time in its reasonable commercial judgment if mothballing such units could not reasonably be expected to have a Material Adverse Effect or (ii) failing to preserve or maintain any such properties, the preservation and maintenance of which in the good faith judgment of the Borrower is inadvisable or unnecessary to the business of the Borrower or its Subsidiaries, taken as a whole and if the failure to so preserve or maintain could not reasonably be expected to result in a Material Adverse Effect; provided, further, however, that solely with respect to the South Texas Project, each Credit Party shall only be required to comply with the foregoing covenant to the extent such compliance is not prohibited or otherwise restricted by the terms of the STP Operating Agreement or the STP Participation Agreement.

          8.06 Maintenance of Existing Business. Each Credit Party shall maintain and preserve, and cause each of its respective Subsidiaries to maintain and preserve, its fundamental business of being a company and/or an owner (directly or indirectly) and operator of power generation facilities; provided, however, the foregoing shall not prohibit the Borrower from mothballing any of its generating units from time to time in its reasonable commercial judgment, if the operation of such units in the good faith judgment of the Borrower is inadvisable or unnecessary to the business of the Borrower and its Subsidiaries, taken as a whole and if mothballing such units could not reasonably be expected to have a Material Adverse Effect; provided, further, however, that solely with respect to the South Texas Project, each Credit Party shall only be required to comply with the foregoing covenant to the extent such compliance is not prohibited or otherwise restricted by the terms of the STP Operating Agreement or the STP Participation Agreement.

          8.07 Compliance with Statutes, Transaction Agreement etc.. (a) Each Credit Party shall comply, and cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA, Environmental Laws and Environmental Permits, except to the extent the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Credit Party shall pay, or cause to be paid, all costs and expenses incurred in connection with such compliance, and shall keep or cause to be kept all Real Property free and clear of any Liens imposed under Environmental Laws, except to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect.

          (b) Each Credit Party shall comply, and cause each of its Subsidiaries to comply, with all terms and conditions contained in the Transaction Agreement and the Disclosure Letter, except to the extent the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

          8.08 Visitation Rights. Each Credit Party shall, and shall cause each of its Subsidiaries to, at any reasonable time and from time to time, permit up to six representatives of the Lenders designated by the Required Lenders, or representatives of the Agents, on not less than five (5) Business Days' notice, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, such Credit Party and each Subsidiary of such Credit Party and to discuss the general business affairs of such Credit Party and each of its Subsidiaries with their respective officers and independent certified public accountants; subject, however, in all cases to the imposition of such reasonable conditions as such Credit Party and each of its Subsidiaries shall deem necessary based on reasonable considerations of safety and security; provided, however, that no Credit Party nor any of its Subsidiaries shall be required to disclose to any Agent, any Lender or any agents or representatives thereof any information which is the subject of attorney-client privilege or attorney work-product privilege properly asserted by the applicable Person to prevent the loss of such privilege in connection with such information or which is prevented from disclosure pursuant to a confidentiality agreement with third parties; provided, further, however, that solely with respect to the South Texas Project, each Credit Party shall only be required to comply with the foregoing covenant to the extent such compliance is not prohibited or otherwise restricted by the terms of the STP Operating Agreement or the STP Participation Agreement. Notwithstanding the foregoing, none of the conditions precedent to the exercise of the right of access described in the preceding sentence that relate to notice requirements or limitations on the Persons permitted to exercise such right shall apply at any time when a Default or an Event of Default shall have occurred.

          8.09 Use of Proceeds. The Borrower shall use the proceeds of each Loan as provided in Section 7.08.

          8.10 Payment of Taxes. Each Credit Party shall pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might become a Lien upon its property or unless the failure to pay could not reasonably be expected to result in a Material Adverse Effect; provided, however, that no Credit Party nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained in accordance with GAAP or unless the failure to pay could not reasonably be expected to result in a Material Adverse Effect.

          8.11 Further Assurances. (a) Each of the Credit Parties shall, and shall cause each of its Subsidiaries to, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the collateral covered by any of the Security Documents as the Collateral Agent may reasonably require. Furthermore, the Credit Parties shall cause to be delivered to the Collateral Agent such opinions of counsel and other related documents as may be reasonably requested by the Administrative Agent to assure themselves that this Section 8.11 has been complied with.

          (b) Each of the Credit Parties shall, and shall cause each of its Subsidiaries to, grant to the Collateral Agent for the benefit of the Lenders security interests and/or mortgages in such assets, properties and Real Property (including, without limitation, the assets, properties and Real Property constituting the South Texas Project) of the Borrower and the other Credit Parties as are not covered by the original Security Documents and as may be reasonably requested by the Administrative Agent or the Required Lenders (collectively, the "Additional Security Documents"). All such security interests and/or mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and the Required Lenders and shall constitute valid and enforceable perfected security interests and/or mortgage Liens superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens and such other Liens as are reasonably acceptable to the Required Lenders. The Additional Security Documents (including, without limitation, any mortgage relating to the South Texas Project) or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by all applicable law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to such Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall have been paid in full by the Credit Parties.

          (c) Each of the Credit Party agrees that each action required by clauses (a) through (b) of this Section 8.11 shall be completed as soon as possible, but in no event later than 60 days after such action is requested to be taken by the Administrative Agent or the Required Lenders.

          8.12 Future Guarantors. Each of the Credit Parties shall and shall cause each of its Subsidiaries to promptly upon any Person becoming a direct or indirect Subsidiary of the Parent to become a guarantor under the Guaranty by executing an accession agreement in respect of this Agreement in form and substance reasonably satisfactory to the Administrative Agent, provided that (x) no such Subsidiary that is not a Domestic Subsidiary shall be required to become a guarantor under the Guaranty, unless such Subsidiary shall at such time guarantee any Indebtedness of the Parent or any Domestic Subsidiary and (y) STP Nuclear Operating Company shall not be required to become a guarantor under the Guaranty.

          SECTION 9. Negative Covenants. Each Credit Party covenants and agrees that on and after the Effective Date and until the Total Commitment has terminated and the Loans, Notes (in each case together with interest thereon), Fees and all other Obligations (other than indemnities described in Section
13.13 which are not then due and payable) incurred hereunder and thereunder, are paid in full:

          9.01 Liens. The Credit Parties shall not pledge, mortgage or hypothecate, or permit to exist, and shall not permit any Subsidiary to pledge, mortgage or hypothecate, or permit to exist, except in favor of the Borrower or any Wholly-Owned Subsidiary of the Parent, any Lien upon, any Property at any time owned by such Credit Party or a Subsidiary of such Credit Party; provided, however, that this restriction shall not apply to or prevent the creation or existence of any Permitted Lien.

          9.02 Consolidation, Mergers or Disposal of Assets. The Credit Parties shall not, and shall not permit any Subsidiary to, (i) consolidate with, or merge into or amalgamate with or into, any other Person; (ii) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); (iii) convey, sell, transfer, lease or otherwise dispose of all or any part of its assets (other than sales of inventory, materials and equipment in the ordinary course of business) to any Person, (iv) enter into any sale-leaseback transactions, or
(v) purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment, in each case in the ordinary course of business) of any Person, or, in each case, permit any Subsidiary to do so; provided, however, that nothing contained in this Section 9.02 shall prohibit
(A) the liquidation, winding up or dissolution of a Subsidiary of any Credit Party if all of the assets of such Subsidiary are conveyed, transferred or distributed to any other Credit Party; (B) the conveyance, sale, transfer, lease or other disposal of all or substantially all (or any lesser portion) of the assets of any Credit Party to any other Credit Party, (C) the sale of obsolete, uneconomic or worn-out equipment, materials or other assets (other than real property) in the ordinary course of business, (D) Investments to the extent permitted by Section 9.04, (E) the lease (where the such Credit Party or its Subsidiary is the lessee) or license (as licensee) real or personal property, in each case, in the ordinary course of business, (F) the granting of licenses, sublicenses or leases or subleases to other Persons not materially interfering with the conduct of the business of the Parent or any of its Subsidiaries, in each case, in the ordinary course of business or (G) the purchase of an increased interest in the South Texas Project in accordance with
Section 6.1(2) of the Disclosure Letter; provided, further, however, that solely with respect to the South Texas Project, each Credit Party shall only be required to comply with the foregoing covenant to the extent such compliance is not prohibited or otherwise restricted by the terms of the STP Operating Agreement or the STP Participation Agreement.

          9.03 Accounting Changes. The Credit Parties shall not make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required or permitted by GAAP.

          9.04 Restrictions on Dividends, Intercompany Loans, or Investments. The Credit Parties shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any of its Subsidiaries, or pay any Indebtedness owed to the Borrower or any of its Subsidiaries, (b) make loans or advances to the Borrower or any of its Subsidiaries or (c) transfer any of its properties or assets to the Borrower or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement, (iii) the other Credit Documents, (iv) the Transaction Agreement and the Disclosure Letter, (v) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of such Credit Party or any of its Subsidiaries, (vi) customary provisions restricting assignment of any licensing agreement (in which such Credit Party or any of its Subsidiaries is the licensee) or other contract entered into by the Borrower or any of its Subsidiaries in the ordinary course of business, (vii) customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements that restrict the transfer of ownership interests in, or assets of, a partnership, limited liability company or joint venture that is a non-Wholly Owned Subsidiary of the Borrower, in each case, to the extent existing on the Effective Date and (viii) restrictions and conditions existing on the Effective Date any amendment or modification thereof (other than an amendment or modification expanding the scope of any such restriction or condition and any restrictions or conditions) that (x) replace restrictions or conditions existing on the date hereof and (y) are substantially similar to such existing restriction or condition; provided, that solely with respect to the South Texas Project, each Credit Party shall only be required to comply with the foregoing covenant to the extent such compliance is not prohibited or otherwise restricted by the terms of the STP Operating Agreement or the STP Participation Agreement.

          9.05 Affiliate Transactions. The Credit Parties shall not, and shall not permit any Subsidiary of such Credit Party to, make, directly or indirectly,
(i) any transfer, sale, lease or other disposition of any Property to any Affiliate of such Credit Party or any Subsidiary of such Credit Party or any purchase or acquisition of any Property from any such Affiliate; or (ii) any other arrangement or transaction directly or indirectly with or for the benefit of any such Affiliate (including without limitation, guaranties and assumptions of obligations of any such

Affiliate); provided, that (A) any Credit Party and their Subsidiaries may enter into any arrangement or other transaction with any such Affiliate if the monetary or business consideration arising therefrom would be substantially at least as advantageous to such Credit Party or such Subsidiary as the monetary or business consideration which would be obtained in a comparable arm's length transaction with a Person not an Affiliate of such Credit Party or any Subsidiary of such Credit Party and (B) the Credit Parties and their Subsidiaries may enter into those transactions expressly contemplated by Sections 6.1(5), (6) and (7) of the Disclosure Letter to the extent permitted under the Transaction Agreement.

          9.06 Restricted Payments. The Credit Parties shall not, and shall not permit any Subsidiary of such Credit Party to, authorize, declare or pay any Dividends except: (i) any Subsidiary of a Credit Party may pay cash Dividends to such Credit Party or to any Wholly-Owned Subsidiary of such Credit Party (ii) any non-Wholly-Owned Subsidiary of a Credit Party may pay cash Dividends to its shareholders generally so long as such Credit Party and/or its respective Subsidiaries which own Equity Interests in the Subsidiary paying such Dividends receive at least their proportionate share thereof (based upon their relative holdings of the Equity Interests in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of Equity Interests of such Subsidiary) and (iii) the Credit Parties may pay Dividends to CenterPoint Energy and its Subsidiaries solely to the extent necessary to effect the payments described in clause (x) (ii) or (y) of Section 7.08.

          9.07 Use of Proceeds; Regulation U. The Borrower shall not directly or indirectly use the proceeds of any Borrowing (i) to purchase or carry, within the meaning of Regulation U, any Margin Stock, (ii) to participate in any tender offer for the securities of any Person, unless such tender offer has been approved by the board of directors, general partners or other governing body of such Person or (iii) for any purpose that would violate or result in a violation of any law or regulation. No Credit Party shall, nor shall permit any of its Subsidiaries to engage principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying, within the meaning of Regulation U, any Margin Stock. No proceeds of any Loan shall be used (i) except as provided in clause (x)(ii) of Section 7.08, to pay any Dividend regardless of whether such Dividend is permitted pursuant to
Section 9.06 or elsewhere in this Agreement or (ii) in contravention of Section 6.1(1)(iii) of the Disclosure Letter or Section 7.08 of this Agreement.

          9.08 Indebtedness. The Credit Parties shall not, and shall not permit any Subsidiary of such Credit Party to, contract, create, incur, assume or suffer to exist any Indebtedness, except: (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents, (ii) existing Indebtedness outstanding on the Effective Date (as reduced by any repayments of principal thereof or reductions in the stated amount thereto with respect to letters of credit) to the extent set forth on Schedule IV, without giving effect to any subsequent extension, renewal or refinancing thereto, (iii) intercompany Indebtedness among the Guarantors to the extent permitted by Section 9.09, (iv) Indebtedness of the Borrower under hedging agreements providing protection to the Borrower against fluctuations in commodity prices in connection with the Borrower's operations so long as the entering into of such hedging agreements are bona fide hedging activities and are not for speculative purposes and (v) Indebtedness under the Existing Letters of Credit.

          9.09 Advances, Investments and Loans. The Credit Parties shall not, and shall not permit any Subsidiary of such Credit Party to, directly or indirectly, lend money or extend credit or make advances to any Person, or purchase, acquire or hold any Equity Interests, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (each of the foregoing an "Investment" and, collectively, "Investments"), except that the following shall be permitted: (i) the Borrower and its Subsidiaries may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms of the Borrower or such Subsidiary, (ii) the Borrower and its Subsidiaries may acquire and hold cash and Cash Equivalents; (iii) the Credit Parties and their Subsidiaries may hold the Investments held by them on the Effective Date and described on Schedule VI, provided that any additional Investments made with respect thereto shall be permitted only if independently justified under the other provisions of this Section 9.09; (iv) the Credit Parties and their Subsidiaries may make loans and advances to their officers, employees and sales representatives for moving, relocation and travel expenses and other similar expenditures, in each case in the ordinary course of business in an aggregate amount not to exceed $1,000,000 at any time (determined without regard to any write-downs or write-offs of such loans and advances); (v) the Borrower and the Guarantors may make intercompany loans and advances between or among one another, (vi) the Borrower and its Subsidiaries may enter into hedging agreements to the extent permitted by Section 9.08(iv) and (vii) the Credit Parties may own the Equity Interests of their respective Subsidiaries existing on the Effective Date.

          9.10 Modifications to the Transaction Agreement and STP Documents.
The Credit Parties shall not, and shall not permit, any modification or amendment to the Transaction Agreement or any STP Document which could reasonably be expected to (x) have a material adverse effect on the ability of any Credit Party to perform its obligations under this Agreement or any other Credit Document to which it is a party or (y) impair the rights of the Collateral Agent or the Lenders in the Collateral or the perfection or priority of the security interests granted or purported to be granted therein pursuant to the Security Documents.

          9.11 Business. (a) The Borrower shall not engage in any business other than the business engaged in by the Borrower as of the Effective Date and reasonable extensions thereof.

          (b) Notwithstanding the foregoing or anything else in this Agreement to the contrary, the Guarantors will not engage in any business or own any significant assets or have any material liabilities other than (i) their ownership of the Equity Interests of their respective Subsidiaries existing on the Effective Date and activities reasonably attendant thereto; provided that the Equity Interests of such Subsidiaries shall be pledged to the Collateral Agent pursuant to the Pledge Agreement, (ii) those liabilities for which they are responsible under this Agreement and the other Credit Documents to which they are a party and (iii) the performance of their obligations, and the incurrence or sufferance of any related liabilities under contracts or agreements in existence on the Effective Date (including, without limitation, the Transaction Agreement and their obligations in respect of the Existing Letters of Credit), provided that the Guarantors may engage in those activities that relate or are incidental to (x) the maintenance of their existence in compliance with applicable law and (y) legal, tax and accounting matters in connection with any of the foregoing activities.

          SECTION 10. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

          10.01 Payments. The Borrower shall fail (i) to pay any principal of any Loan or Note when the same becomes due and payable; or the Borrower shall fail to pay any interest on any Loan or Note or (ii) make any other payment of fees or other amounts payable under this Agreement or any Note within five Business Days after the same becomes due and payable; or

          10.02 Representations, etc. Any representation or warranty made by or on behalf of any Credit Party (or any of its officers) in this Agreement or any other Credit Document shall prove to have been incorrect in any material respect when made; or

          10.03 Covenants. (i) any Credit Party shall fail to perform or observe any term, covenant or agreement contained in Sections 8.01(d), 8.04, 8.06, 8.07(b) or 8.08, Section 9 or Section 14, or (ii) any Credit Party shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Credit Document (except as provided in Section 10.10) on its part to be performed or observed if such failure shall not have been remedied within 30 days; or

          10.04 Default Under Other Agreements. Any Credit Party or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Indebtedness for Borrowed Money that is outstanding in a principal amount of at least $5,000,000 individually or in the aggregate (but excluding Indebtedness outstanding hereunder) of such Credit Party or such Subsidiary (as the case may
be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

          10.05 Bankruptcy, etc. Any Credit Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against such Credit Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or any Credit Party or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts described in this Section 10.05; or

          10.06 Judgments. Judgments or orders for the payment of money in excess of $5,000,000 individually or in the aggregate shall be rendered against any Credit Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          10.07 Non-Monetary Judgments. Any non-monetary judgment or order shall be rendered against any Credit Party or any of its Subsidiaries that could be reasonably expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          10.08 Change of Control. For any reason, (i) CenterPoint Energy fails to own, directly or indirectly, 100% of the economic interest in the Borrower or
(ii) CenterPoint Energy fails to own, directly or indirectly, 100% of the outstanding shares of stock, Voting Stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect directors or other managers of the general partner of the Borrower or (iii) the Parent fails to own, directly or indirectly, 100% of the economic interest in the Borrower or (iv) the Parent fails to own 100% of the outstanding shares of stock, Voting Stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect directors or other managers of the general partner of the Borrower (each of the foregoing, a "Change of Control"); or

          10.09 ERISA. Any Credit Party or any of its ERISA Affiliates shall incur, or could be reasonably expected to incur, any liability in excess of $50,000,000 individually or in the aggregate as a result of the occurrence of any ERISA Event, or a Plan has an Unfunded Current Liability which, when added to the aggregate amount of Unfunded Current Liabilities with respect to all other Plans, could reasonably be expected to have a Material Adverse Effect, in each case, if such liability or Unfunded Current Liability, as the case may be, is not discharged, satisfied or otherwise reduced below the respective threshold amounts described or set forth above in this Section 10.09 within 30 days from the date such liability or Unfunded Current Liability, as the case may be, exceeded such threshold amount; or

          10.10 Security Documents. Any Security Document shall cease to be in full force and effect in all material respects, or shall cease to give the Collateral Agent (or its delegees, as the case may be) the Liens, rights, powers and privileges purported to be created thereby in favor of the Collateral Agent (or its delegees, as the case may be) or (b) any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document and such default shall continue beyond any cure or grace period specifically applicable thereto pursuant to the terms of such Security Document; or

          10.11 Guaranty. The Guaranty or any provision thereof shall cease to be in full force and effect in all material respects, or any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under any Guaranty;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Lenders, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of any Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 10.05 shall occur with respect to the Borrower, the result of which would occur upon the giving of such written notice by the Administrative Agent to the Borrower as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately and any Commitment Commission and other Fees shall forthwith become due and payable without any other notice of any kind; and (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protect or other notice of any kind, all of which are hereby waived by each Credit Party.

          SECTION 11. Definitions and Accounting Terms.

          11.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Additional Security Documents" shall have the meaning set forth in
Section 8.11(b).

          "Administrative Agent" shall mean DBAG, in its capacity as Administrative Agent for the Lenders hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section 12.09.

          "Affiliate" of any Person shall mean any other Person that, directly or indirectly, Controls or is Controlled by or is under common Control with such first Person.

          "Agents" shall mean and include (i) the Administrative Agent, (ii) the Collateral Agent and (iii) for the purposes of Sections 5, 12, 13.01, 13.12 and
13.15 only, the Syndication Agent.

          "Agreement" shall mean this Credit Agreement, as modified, supplemented, amended, restated, extended, renewed or replaced from time to time.

          "Applicable Margin" shall mean a percentage per annum equal to in the case of Loans (i) maintained as Base Rate Loans, 0.50%, and (B) maintained as Eurodollar Loans, 1.50%.

          "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit H (appropriately completed).

          "Bankruptcy Code" shall mean Title 11 of the United States Code entitled "Bankruptcy" as now or hereafter in effect or any successor thereto.

          "Base Rate" shall mean the higher of (x) the Prime Lending Rate and
(y) 1/2 of 1% in excess of the overnight Federal Funds Rate.

          "Base Rate Loan" shall mean each Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

          "Board" shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).

          "Borrowed Money" of any Person shall mean any Indebtedness of such Person for or in respect of money borrowed or raised by whatever means (including acceptances, deposits and lease obligations under Capital Leases); provided, however, that Borrowed Money shall not include (a) any guarantees that may be incurred by endorsement of negotiable instruments for deposit or collection in the ordinary course of business or similar transactions, (b) any obligations or guarantees of performance of obligations under a franchise, performance bonds, franchise bonds, obligations to reimburse drawings under letters of credit issued in accordance with the terms of any safe harbor lease or franchise or in lieu of performance or in lieu of franchise bonds or other obligations that do not represent money borrowed or raised, which reimbursement obligations in each case shall be payable in full within ten (10) Business Days after the date upon which such obligation arises, (c) trade payables, (d) customer advance payments and deposits arising in the ordinary course of such Person's business, (e) operating leases and (f) obligations under swap agreements.

          "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

          "Borrowing" shall mean the incurrence of one Type of Loan by the Borrower from all of the Lenders on a pro rata basis on a given date (or resulting from conversions on a given date), having in the case of Eurodollar Loans the same Interest Period; provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of any related Borrowing of Eurodollar Loans.

          "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business

Day described in clause (i) above and which is also a day for trading by and between banks in the New York interbank Eurodollar market.

          "Buyer" shall mean Texas Genco LLC, a Delaware limited liability company and formerly GC Power Acquisition LLC.

          "Capital Lease" shall mean a lease that, in accordance with GAAP, would be recorded as a capital lease on the balance sheet of the lessee.

          "Cash Collateral Agreements" shall mean each of (i) the Cash Collateral Agreement, dated as of December 10, 2004, between the Borrower and DBAG, as same may be modified, supplemented or amended from time to time and
(ii) the Cash Collateral Agreement, dated as of December 10, 2004, between the Borrower and Citibank, in each case, as same may be modified, supplemented or amended from time to time.

          "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers acceptances of (x) any Lender and
(y) any bank which has, or whose parent company has, a short-term commercial paper rating from S&P of at least A-1 or the equivalent thereof or from Moody's of at least P-1 or the equivalent thereof (any such bank or Lender, an "Approved Lender"), in each case with maturities of not more than one year from the date of acquisition, (iii) commercial paper issued by any Approved Lender or by the parent company of any Approved Lender and commercial paper issued by, or guaranteed by, any company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition, (iv) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's and (v) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above.

          "CenterPoint Energy" shall mean CenterPoint Energy, Inc., a Texas corporation.

          "Change of Control" shall have the meaning provided in Section 10.08.

          "Citibank" shall mean Citibank, N.A., in its individual capacity.

          "CNP Credit Agreement" shall have the meaning provided in Section 5.07(c).

          "Collateral" shall mean all "Collateral" as defined in the Pledge Agreement.

          "Collateral Agent" shall mean Deutsche Bank AG New York Branch, in its capacity of collateral agent under the Credit Documents.

          "Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule I hereto directly below the column entitled "Commitment," as same may be (x) terminated pursuant to Sections 3.03 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 13.04(b).

          "Commitment Commission" shall have the meaning provided in Section
3.01 (a).

          "Commitment Termination Date" shall mean the earlier (x) the date occurring 90 days after the Effective Date and (y) the Maturity Date.

          "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

          "Controlled" shall mean, with respect to any Person, the ability of another Person (whether directly or indirectly and whether by the ownership of voting securities, contract or otherwise) to appoint and/or remove the majority of the members of the board of directors or other governing body of that Person (and "Control" and "Controls" shall be similarly construed).

          "Credit Documents" shall mean this Agreement (including, without limitation, the Guaranty), the Notes, the Security Documents, and all other documents executed in connection herewith and therewith, including, without limitation, each Notice of Borrowing.

          "Credit Event" shall mean the making of any Loan.

          "Credit Party" shall mean the Borrower and each Guarantor.

          "DBAG" shall mean Deutsche Bank AG New York Branch, in its individual capacity.

          "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

          "Disclosure Letter" shall mean the disclosure letter, dated July 21, 2004, delivered by Parent to the Buyer in connection with the Transaction Agreement.

          "Dividend" shall mean, with respect to any Person, that such Person has declared or paid a dividend, distribution or returned any equity capital to its stockholders, partners or members or authorized or made any other distribution, payment or delivery of property (other than common equity of such Person) or cash to its stockholders, partners or members as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for consideration any Equity Interests, or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for consideration any Equity Interests of such Person.

          "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

          "Domestic Subsidiary" shall mean each Subsidiary of the Parent that is incorporated or organized in the United States, any State or territory thereof or the District of Columbia or which is treated as a partnership by the Parent or any Domestic Subsidiary thereof or a disregarded entity pursuant to the provisions of Treasury Regulations Section 301.7701-3.

          "Effective Date" shall have the meaning provided in Section 13.10.

          "Eligible Transferee" shall mean and include a commercial bank, a financial institution, any fund that regularly invests in bank loans or other "accredited investor" (as defined in Regulation D of the Securities Act) but in any event excluding the Borrower and its Subsidiaries.

          "Environmental Action" shall mean any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

          "Environmental Law" shall mean any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, rule of common law, decree or judicial or agency interpretation, policy or guidance having the force of law relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

          "Environmental Permit" shall mean any permit, approval, identification number, license or other authorization required under any Environmental Law.

          "Equity Interests" shall mean any capital stock, partnership, joint venture, member or limited liability or unlimited liability company interest, beneficial interest in a trust or similar entity or other equity interest or investment of whatever nature.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA Affiliate" shall mean any Person that for purposes of Title IV of ERISA is a member of the Borrower's controlled group, or under common control with the Borrower, within the meaning of Section 414 of the Internal Revenue Code.

          "ERISA Event" shall mean (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of

ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in
Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under Section 302(f) of ERISA or Section 412(n) of the Internal Revenue Code shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan; (i) using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Borrower and its ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan ended prior to the date of the most recent Credit Event, exceed $50,000,000; (j) the partial or complete withdrawal of the Borrower or any of its ERISA Affiliates from a Multiemployer Plan; and (k) the reorganization or termination of a Multiemployer Plan.

          "Eurodollar Loan" shall mean each Loan designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

          "Eurodollar Rate" shall mean with respect to each Interest Period for a Eurodollar Loan, (i) the arithmetic average (rounded to the nearest 1/100 of 1%) of the offered quotation to first-class banks in the New York interbank Eurodollar market by DBAG for U.S. dollar deposits of amounts in same day funds comparable to the outstanding principal amount of the Eurodollar Loan of DBAG for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurodollar Loan, determined as of 10:00 A.M. (New York City time) on the Interest Determination Date for such Interest Period divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

          "Event of Default" shall have the meaning provided in Section 10.

          "Exchange Act" shall mean the Securities Exchange Act of 1933, as amended.

          "Excess Funding Guarantor" shall have the meaning provided in Section 14.07(b).

          "Excess Payment" shall have the meaning provided in Section 14.07(b).

          "Existing LC Issuers" shall mean each of DBAG and Citibank in their respective capacities as letter of credit issuers in respect of the Existing Letter of Credits issued by them.

          "Existing Letters of Credit" shall mean the letters of credit issued by (x) DBAG and (y) Citibank, in each case, in connection with the Borrower's acquisition of an increased ownership interest in the South Texas Project, each in an initial stated amount of $91,047,482.

          "Federal Funds Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

          "Fees" shall mean all amounts payable pursuant to or referred to in
Section 3.01.

          "GAAP" shall have the meaning specified in Section 11.02.

          "Genco GP" shall have the meaning provided in the first paragraph of this Agreement.

          "Genco LP" shall have the meaning provided in the first paragraph of this Agreement.

          "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantee" shall mean, as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any principal of any Indebtedness for Borrowed Money (the "primary obligations") of any other third Person in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds for the purchase or payment of any such primary obligation or (iii) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof. The amount of any Guarantee of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith (and "guaranteed" and "guarantor" shall be construed accordingly).

          "Guaranteed Creditors" shall mean and include each Agent and each Lender.

          "Guaranteed Obligations" shall mean the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, all principal, premium, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of the Borrower or any Subsidiary thereof at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding), fees, costs and indemnities) of the Borrower to the Guaranteed Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with, this Agreement and the other Credit Documents and the due performance and compliance by each Borrower with all of the terms, conditions and agreements contained in this Agreement and in the other Credit Documents.

          "Guarantor" shall mean each of the Parent, Genco GP, Genco Services and Genco LP and any other Person required to become a guarantor under the Guaranty from time to time as contemplated by Section 8.12 of this Agreement.

          "Guaranty" shall mean the guaranty of the Guarantors pursuant to
Section 14 of this Agreement.

          "Hazardous Materials" shall mean (a) petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

          "Highest Lawful Rate" shall mean, with respect to each Lender, the Administrative Agent and the Documentation Agent, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received with respect to any Loan or on other amounts, if any, due to such Person pursuant to this Agreement or any other Credit Document under applicable law. "Applicable law" as used in this definition means, with respect to each Lender, the Administrative Agent and the Documentation Agent, that law in effect from time to time that permits the charging and collection by such Person of the highest permissible lawful, nonusurious rate of interest on the transactions herein contemplated under the laws of Texas.

          "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit, bankers' acceptances and similar obligations issued for the account of such Person and all unpaid drawings in respect of such letters of credit, bankers' acceptances and similar obligations, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such

Person, whether or not such Indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the lesser of the aggregate amount of such Indebtedness and the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount of all capitalized lease obligations of such Person, (v) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted that are in the nature of take-or-pay and similar obligations, (vi) all Guarantees of such Person and (vii) all obligations under any interest rate protection agreement, any hedging agreement, any swap agreement or under any similar type of agreement respecting interest rate risk. Notwithstanding the foregoing, Indebtedness shall not include trade payables and accrued expenses incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person.

          "Intercreditor Agreement" shall have the meaning specified in Section 5.05(b).

          "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

          "Interest Period" shall have the meaning provided in Section 1.09.

          "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "Investment" shall have the meaning set forth in Section 9.09.

          "Leaseholds" of any Person shall mean all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

          "Lender" shall mean each financial institution listed on Schedule I, as well as any Person which becomes a "Lender" hereunder pursuant to Section 13.04(b).

          "Lender Default" shall mean (i) the refusal (which has not been retracted) or the failure of a Lender to make available its pro rata portion of any Borrowing or (ii) a Lender having notified in writing the Borrower and/or the Administrative Agent that it does not intend to comply with its obligations under Section 1.01, in the case of either clause (i) or (ii) above as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority.

          "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, charge, security interest, encumbrance or lien of any kind whatsoever (including any Capital Lease).

          "Loan" shall have the meaning provided in Section 1.01(a).

          "Margin Stock" shall mean any margin stock (as defined in Regulation
U) and any margin security (as defined in Regulation T).

          "Material Adverse Change" shall mean any material adverse change in the business, condition (financial or otherwise), operations, performance or properties of the Parent, the Borrower, the Parent and its Subsidiaries taken as a whole, or the Borrower and its Subsidiaries taken as a whole; provided that the consummation of the transactions contemplated by the Transaction Agreement shall not constitute a "Material Adverse Change" to the extent such transactions are consummated in accordance with, and subject to the terms and conditions of, the Transaction Agreement.

          "Material Adverse Effect" shall mean a material adverse effect on the ability of any Credit Party to perform its obligations under this Agreement or any other Credit Document to which it is a party; provided that the consummation of the transactions contemplated by the Transaction Agreement shall not constitute a "Material Adverse Effect" to the extent such transactions are consummated in accordance with, and subject to the terms and conditions of, the Transaction Agreement.

          "Maturity Date" shall mean the earlier of (x) date occurring 180 days after the Effective Date and (y) the STP Acquisition Date.

          "Minimum Borrowing Amount" shall mean an amount equal to $5,000,000.

          "Moody's" shall mean Moody's Investors Service, Inc.

          "Multiemployer Plan" shall mean a multiemployer plan, as defined in
Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          "Multiple Employer Plan" shall mean a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of, or is contributed to (or to which there is an obligation to contribute of) by, the Borrower or any ERISA Affiliate and at least one Person other than the Borrower and the ERISA Affiliates or (b) was so maintained, or contributed to by, and in respect of which the Borrower or any ERISA Affiliate could have liability under
Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

          "Non-Defaulting Lender" shall mean and include each Lender other than a Defaulting Lender.

          "Note" shall have the meaning provided in Section 1.05(a).

          "Notice of Borrowing" shall have the meaning provided in Section 1.03.

          "Notice of Conversion/Continuation" shall have the meaning provided in
Section 1.06.

          "Notice Office" shall mean the office of the Administrative Agent located at 90 Hudson Street, Fifth Floor, Jersey City, New Jersey 07302,
Attention: Peter Medina, or such
other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

          "Obligation" shall mean, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 10.05. Without limiting the generality of the foregoing, the Obligations of any Credit Party under each Credit Document to which it is a party include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Credit Party under any Credit Document and (b) the obligation of such Credit Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Credit Party.

          "Parent" shall have the meaning provided in the first paragraph of this Agreement.

          "Payment Office" shall mean the office of the Administrative Agent located at 90 Hudson Street, Fifth Floor, Jersey City, New Jersey 07302, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation (or any successor).

          "Percentage" of any Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Commitment of such Lender at such time and the denominator of which is the Total Commitment at such time, provided that if the Percentage of any Lender is to be determined after the Total Commitment has been terminated, then the Percentages of the Lenders shall be determined immediately prior (and without giving effect) to such termination.

          "Permitted Liens" shall mean:

               (a) undetermined or inchoate Liens and charges incidental to construction, maintenance, development or operation;

               (b) the Lien of taxes and assessments for the then current year, the Lien of taxes and assessments not at the time delinquent and the Lien of specified taxes and assessments which are delinquent but the validity of which is being contested at the time by the Parent or such Subsidiary of the Parent in good faith and by appropriate proceedings or for which its non-payment could not reasonably be expected to have a Material Adverse Effect;

               (c) Liens in existence on the date hereof to the extent set forth on Schedule VII;

               (d) the Lien reserved in leases for rent and for compliance with the terms of the lease in the case of leasehold estates;

               (e) any obligations or duties, affecting the property of the Parent or such Subsidiary, to any municipality or public authority with respect to any franchise, grant, license, permit or similar arrangement;

               (f) the Liens of any judgments or attachments in an aggregate amount not in excess of $30,000,000, or the Lien of any judgment or attachment the execution or enforcement of which has been stayed or which has been appealed and secured, if necessary, by the filing of an appeal bond;

               (g) mechanics' or materialmen's Liens, any Liens or charges arising by reason of pledges or deposits to secure payment of workmen's compensation or other insurance, good faith deposits in connection with tenders, leases of real estate, bids or contracts (other than contracts for the payment of money), deposits to secure duties or public or statutory obligations, deposits to secure, or in lieu of, surety, stay or appeal bonds, and deposits as security for the payment of taxes or assessments or similar charges;

               (h) any Lien arising by reason of deposits with, or the giving of any form of security to, any governmental regulation for any purpose at any time in connection with the financing of the acquisition or construction of property to be used in the business of the Parent or a Subsidiary or as required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or license, or to enable the Parent or a Subsidiary to maintain self-insurance or to participate in any funds established to cover any insurance risks or in connection with workmen's compensation, unemployment insurance, old age pensions or other social security, or to share in the privileges or benefits required for companies participating in such arrangements;

               (i) any Lien of or upon any office equipment, data processing equipment (including, without limitation, computer and computer peripheral equipment), or transportation equipment (including, without limitation, motor vehicles, tractors, trailers, marine vessels, barges, towboats, rolling stock and aircraft);

               (j) Liens on cash collateral to secure obligations of the Parent and its Subsidiaries in respect of cash management arrangements with any Lender or Affiliate thereof;

               (k) Liens on cash and short-term investments (i) deposited by the Borrower or any of its Subsidiaries in accounts with or on behalf of futures contract brokers or other counterparties or (ii) pledged by the Parent or any of its Subsidiaries, in the case of clause (i) or
          (ii) to secure its obligations with respect to contracts (including without limitation, physical delivery, option (whether cash or financial), exchange, swap and futures contracts) for the purchase or sale of any energy-related commodity or interest rate or currency rate management contracts; or

               (l) Liens on the assets and property constituting the South Texas Project, existing on the date the South Texas Project becomes a Subsidiary of a Credit Party; provided that such Liens were not created in anticipation of the South Texas Project becoming a Subsidiary of such Credit Party.

          "Person" shall mean an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

          "Plan" shall mean a Single Employer Plan or a Multiple Employer Plan.

          "Pledge Agreement" shall have the meaning provided in Section 5.05(a).

          "Prime Lending Rate" shall mean the rate which DBAG announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. DBAG may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

          "Projections" shall have the meaning provided in Section 5.09.

          "Property" shall mean any interest or right in any kind of property or asset, whether real, personal or mixed, owned or leased, tangible or intangible and whether now held or hereafter acquired.

          "Pro Rata Share" shall have the meaning provided in Section 14.07(b).

          "Quarterly Payment Date" shall mean the last Business Day of each March, June, September and December, occurring after the Effective Date.

          "Real Property" of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

          "Register" shall have the meaning provided in Section 13.16.

          "Regulation D" shall mean Regulation D of the Board as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

          "Regulation T" and "Regulation U" shall mean Regulation T and U, respectively, of the Board, in each case, as from time to time in effect and any successor to all or a portion thereof.

          "Required Lenders" shall mean Non-Defaulting Lenders, the sum of whose outstanding Commitments (or after the termination thereof, outstanding Loans) represent greater than 50% of the Total Commitment less the Commitments of all Defaulting Lenders (or after the termination thereof, the sum of the then total outstanding Loans of Non-Defaulting Lenders).

          "Responsible Officer" shall mean, with respect to any Person, its chief financial officer, chief accounting officer, assistant treasurer, treasurer or comptroller of such Person or any other officer of such Person whose primary duties are similar to the duties of any of the previously listed officers of such Person.

          "Returns" shall have the meaning provided in Section 7.09.

          "S&P" shall mean Standard & Poor's Rating Services.

          "SEC" shall have the meaning provided in Section 9.05.

          "Section 4.04(b)(ii) Certificate" shall have the meaning provided in
Section 4.04(b)(ii).

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Security Documents" shall mean the Pledge Agreement, each Cash Collateral Agreement, the Intercreditor Agreements, and each other collateral document or instrument entered into pursuant to Section 5.05 and after the execution and delivery thereof, each Additional Security Document, if any, in each case as and when delivered in accordance with this Agreement as same may be amended, modified or supplemented from time to time in accordance with the terms thereof and/or hereof.

          "Single Employer Plan" shall mean a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of, or is contributed to (or to which there is an obligation to contribute of) by, the Borrower or any ERISA Affiliate and no Person other than the Borrower and the ERISA Affiliates, or (b) was so maintained, or contributed to by, and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

          "Solvent" shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "South Texas Project" shall mean the South Texas Project Nuclear Electric Generating Station.

          "STP Acquisition" shall have the meaning provided in the Transaction Agreement.

          "STP Acquisition Date" shall mean the earlier of (x) the date upon which the STP Acquisition is consummated and (y) the date upon which any material portion of the interests in the South Texas Project owned directly or indirectly by the Parent and/or any of its Subsidiaries is sold, transferred or otherwise disposed to any other Person.

          "STP Documents" shall mean the STP Participation Agreement and STP Operating Agreement.

          "STP Operating Agreement" shall mean the Operating Agreement, dated as of November 17, 1997, among City of San Antonio, Central Power and Light Company, Houston Lighting and Power Company, the City of Houston and STP Nuclear Operating Company as may be amended from time to time in accordance with the terms thereof.

          "STP Participation Agreement" shall mean the Amended and Restated South Texas Project Participation Agreement, dated as of November 17, 1997, among City of San Antonio, Central Power and Light Company, Houston Lighting and Power Company and the City of Houston as may be amended from time to time in accordance with the terms thereof.

          "Subsidiary" of any Person shall mean any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership, joint venture or other Person or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

          "Syndication Agent" shall mean Citibank in its capacity as Syndication Agent.

          "Taxes" shall have the meaning provided in Section 4.04(a).

          "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Lenders at such time.

          "Total Unutilized Commitment" shall mean, at any time, an amount equal to the remainder of (i) the Total Commitment then in effect, less (ii) the aggregate principal amount of Loans outstanding at such time.

          "Transaction Agreement" shall mean that certain Transaction Agreement, dated as of July 21, 2004, among CenterPoint Energy, Utility Holding, LLC, NN Houston Sub, Inc., the Parent, HPC Merger Sub, Inc. and the Buyer and shall include all exhibits thereto, in each case, as previously delivered to the Lenders and as may be amended from time to time in accordance with the terms thereof and with the terms of this Agreement.

          "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan.

          "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

          "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of
Section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

          "United States" and "U.S." shall each mean the United States of America.

          "Unutilized Commitment" with respect to any Lender, at any time, shall mean such Lender's Commitment at such time less the aggregate outstanding principal amount of Loans made by such Lender at such time.

          "Voting Stock" shall mean capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

          "Wholly-Owned" shall mean, with respect to any Subsidiary of any Person, a Subsidiary, all the outstanding capital stock (other than directors' qualifying shares required by law) or other ownership interest of which are at the time owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person, or both.

          11.02 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in effect from time to time in the United States of America ("GAAP"); provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision of the Credit Documents to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof or in federal or foreign tax laws which adversely affects any of the Borrower and its Subsidiaries' ability to comply with its obligations under the Credit Documents, regardless of whether any such notice is given before or after such change or in the application thereof, then such provision shall be interpreted on the basis of GAAP or such tax laws as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

          SECTION 12. The Agents.

          12.01 Appointment. The Lenders hereby designate (i) DBAG as Administrative Agent and Collateral Agent to act as specified herein and in the other Credit Documents and (ii) Citibank, N.A., as Syndication Agent, in each case to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, each Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of each Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Each Agent may perform any of their duties hereunder by or through their respective officers, directors, agents, employees or affiliates.

          12.02 Nature of Duties. The Agents shall not have any duties or responsibilities except those expressly set forth in this Agreement and the other Credit Documents. No Agent nor any of its respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by their gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). The duties of the Agents shall be mechanical and administrative in nature; no Agent shall have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

          12.03 Lack of Reliance on the Agents. Independently and without reliance upon any Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Parent and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Parent and its Subsidiaries and, except as expressly provided in this Agreement, no Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. No Agent nor any of its affiliates or any of its officers, directors, agents or employees shall be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Parent and its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Parent and its Subsidiaries or the existence or possible existence of any Default or Event of Default.

          12.04 Certain Rights of the Agents. If any Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from the Required Lenders; and such Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender nor any holder of any Note shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

          12.05 Reliance. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype, facsimile or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that such Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by such Agent (which may be counsel for the Credit Parties).

          12.06 Indemnification. To the extent that any Agent is not reimbursed and indemnified by the Borrower, each Lender will reimburse and indemnify such Agent, in proportion to its "percentage" as used in determining the Required Lenders (determined as if there were no Defaulting Lenders) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agent in performing its duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

          12.07 The Agents in Their Individual Capacity. With respect to its obligation to make Loans under this Agreement, each Agent shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lenders," "Required Lenders," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Each Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower, or any other Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

          12.08 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

          12.09 Resignation. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Borrower and the Lenders.

Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

          (b) Upon any such notice of resignation, the Required Lenders shall, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed and shall not be required at any time when an Event of Default exists), appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company.

          (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed and shall not be required at any time when an Event of Default exists), shall then appoint a commercial bank or trust company as successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

          (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided in clause (b) above.

          (e) Upon a resignation of any Agent pursuant to this Section 12.09, such Agent shall remain indemnified to the extent provided in this Agreement and the other Credit Documents and the provisions of this Section 12 shall continue in effect for the benefit of such Agent for all of its actions and inactions while serving as an Agent.

          12.10 Syndication Agent. Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall impose on the Syndication Agent, in such capacity, any duties or obligations.

          SECTION 13. Miscellaneous.

          13.01 Payment of Expenses, etc. The Borrower shall: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of (x) the Agents (including, without limitation, the reasonable fees and disbursements of White & Case LLP) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, it being understood that for purposes of this clause (x), the Agents shall use no more than one transaction counsel and such local counsel as reasonably necessary, (y) each Agent in connection with its syndication efforts (if any) with respect to this Agreement and (z) the Agents and, following and during the continuation of an Event of Default, each of the Lenders in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel and consultants for the Agents and, following and during the continuation of an Event of Default, for each of the Lenders) in each case promptly following receipt of a reasonably detailed invoice therefor; (ii) without duplication of any other payments paid or payable pursuant to any other provision of this Agreement or any other Credit Document, pay and hold each of the Lenders harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and hold each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) without duplication of any other payments paid or payable pursuant to any other provision of this Agreement or any other Credit Document, indemnify each Agent and each Lender, and each of their respective officers, directors, employees, representatives, affiliates and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Agent or any Lender is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned or at any time operated by the Borrower or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by the Borrower or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Action asserted against the Borrower, any of its Subsidiaries, or any Real Property owned or at any time operated by the Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified (as determined by a court of competent jurisdiction in a final and non-appealable decision)). To the extent that the undertaking to indemnify, pay or hold harmless any Agent or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

          13.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender or its Affiliates (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of all Credit Parties to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to
Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

          13.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to the Borrower, at the Borrower's address specified opposite its signature below; if to any other Credit Party, at such Credit Party's address set forth opposite its signature below; if to any Lender, at its address specified on Schedule II below; and if to the Administrative Agent, at the Notice Office; or, as to any Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Administrative Agent shall not be effective until received by the Administrative Agent.

          13.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that the Borrower may not assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of all of the Lenders and the Administrative Agent and, provided further, that although any Lender may transfer, assign or grant participations in its rights hereunder, such Lender shall remain a "Lender" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitment hereunder except as provided in Section 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Lender" hereunder and, provided further, that no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan or Note, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof) or (ii) consent to the assignment or transfer by the Borrower of any of their rights and obligations under this Agreement. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

          (b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Commitment and related outstanding Obligations hereunder (or, if the Commitments have terminated, its outstanding Obligations) to (i) its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company or to one or more other Lenders or (ii) in the case of any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor of such Lender or by an Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least $1,000,000 in the aggregate for the assigning Lender or assigning Lenders, of such Commitments and related outstanding Obligations hereunder (or, if the Commitments have terminated, its outstanding Obligations) to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, provided that (i) at such time Schedule I shall be deemed modified to reflect the Commitment of such new Lender and of the existing Lenders, (ii) at the request of the assignee Lender, and upon surrender of the relevant Notes or the provision of a customary lost note indemnification agreement from the assignor or assignee Lender, as the case may be, new Notes will be issued, at the Borrowers' expense, to such new Lender and to the assigning Lender, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments, (iii) the consent of the Administrative Agent, and, at any time when no Default or Event of Default is in existence, the Borrower shall be required in connection with any such assignment pursuant to clause (y) above (each of which consents shall not to be unreasonably withheld or delayed), and
(iv) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500 and, provided further, that such transfer or assignment will not be effective until recorded by the Administrative Agent on the Register pursuant to Section 13.16 hereof. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable a Section 4.04(b)(ii) Certificate) described in Section 4.04(b). To the extent that an assignment of all or any portion of a Lender's Commitments and related outstanding Obligations pursuant to this Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 1.10, 1.11 or 4.04 greater than those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such greater increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

          (c) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and, with the consent of the Administrative Agent, any Lender which is a fund may pledge all or any portion of its Notes or

Loans to its trustee or to a collateral agent providing credit or credit support to such Lender in support of its obligations to its trustee or such collateral agent, as the case may be. No pledge pursuant to this clause (c) shall release the transferor Lender from any of its obligations hereunder.

          13.05 No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender or any holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and any Agent or any Lender or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which any Agent or any Lender or the holder of any Note would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Agent or any Lender or the holder of any Note to any other or further action in any circumstances without notice or demand. No Lender, Agent or any other indemnified person shall be responsible or liable to the Borrower or any other Credit Party or any other Person for (x) any determination made by it pursuant to this Agreement or any other Credit Document or any transaction contemplated hereby or thereby in the absence of gross negligence or willful misconduct on the part of such person or entity (as determined by a court of competent jurisdiction in a final and non-appealable judgment) or (y) any indirect, special, punitive or consequential damages (including, without limitation, any loss of profits, business or anticipated savings) which may be alleged as a result of this Agreement or any other Credit Document or any transaction contemplated hereby or thereby.

          13.06 Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

          (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Commitment Commission or other Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the Borrower to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

          13.07 Calculations; Computations. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders), provided that except as otherwise specifically provided herein.

          (b) All computations of interest on Eurodollar Loans hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. All computations of interest on Base Rate Loans and computations of Fees hereunder shall be made on the basis of a year of 365/366 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Fees are payable.

          13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH CREDIT PARTY HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH CREDIT PARTY HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER IT, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENTS BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER IT. EACH CREDIT PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO EACH CREDIT PARTY AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY AGENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.

          (b) EACH CREDIT PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          13.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

          13.10 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which (i) the Borrower, each Lender and each Agent shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile) the same to the Administrative Agent at the Notice Office or, in the case of the Lenders, shall have given the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that same has been signed and mailed to it and (ii) the conditions contained in Section 5 are met to the satisfaction of the Agents and the Required Lenders. Unless the Administrative Agent has received actual notice from any Lender that the conditions contained in Section 5 have not been met to its reasonable satisfaction, upon the satisfaction of the condition described in clause (i) of the immediately preceding sentence and upon the Administrative Agent's good faith determination that the conditions described in clause (ii) of the immediately preceding sentence have been met, then the Effective Date shall have been deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the Effective Date shall not release the Borrower from any liability for failure to satisfy one or more of the applicable conditions contained in Section
5). The Administrative Agent will give the Borrower and each Lender prompt written notice of the occurrence of the Effective Date.

          13.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          13.12 Amendment or Waiver. Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Lenders, provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) (with Obligations being directly affected thereby in the case of following clause
(i)), (i) extend the final scheduled maturity of any Loan or Note, or reduce the rate or extend the time of payment of interest or Fees (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate of interest or Fees for the purposes of this clause (i)), or reduce the principal amount thereof, (ii) amend, modify or waive any provision of this Section 13.12 (except for technical amendments with respect to additional extensions of credit under this Agreement of the type which afford the protections to such additional extensions of credit provided to the Commitments on the Effective Date), (iii) reduce the percentage specified in the definition of Required Lenders (it being understood and agreed that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Commitments are included on the Effective Date) or (iv) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall (1) increase the Commitment of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood and agreed that waivers or modifications of conditions precedent, covenants (including, without limitation, by means of modifications to the financial definitions or modifications in the method of calculation of any financial covenants), Defaults or Events of Default or of a mandatory reduction in the Total Commitments shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender) or (2) without the consent of each Agent affected thereby, amend, modify or waive any provision of Section 12 as same applies to such Agent or any other provision as same relates to the rights or obligations of such Agent.

          13.13 Survival. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 4.04, 13.01 and 13.06 shall, survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Loans.

          13.14 Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11 or 4.04 from those being charged by the respective Lender prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

          13.15 Confidentiality. (a) Subject to the provisions of clause (b) of this Section 13.15, each Lender agrees that it will not disclose without the prior consent of the Parent (other than to its employees, auditors, advisors or counsel or to another Lender if the Lender or such Lender's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 13.15 to the same extent as such Lender) any information with respect to the Parent or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by the Parent to the Lenders in writing as confidential, provided that any Lender may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors,
(c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Lender, (e) to any Agent, (f) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Lender, provided that such prospective transferee agrees to be subject to the provisions contained in this Section 13.15 and (g) to any nationally recognized rating agency that requires access to information about such Lender's investment portfolio in connection with ratings issued to such Lender.

          (b) Each Credit Party hereby acknowledges and agrees that each Lender may share with any of its Affiliates any information related to the Parent or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of the Parent and its Subsidiaries), provided such Persons shall be subject to the provisions of this Section 13.15 to the same extent as such Lender.

          (c) Each Credit Party hereby represents and acknowledges that, to the best of its knowledge, no Agent nor any Lender, nor any employees or agents of, or other persons affiliated with, any Agent or any Lender, have directly or indirectly made or provided any statement (oral or written) to such Credit Party or to any of their respective employees or agents, or other persons affiliated with or related to such Credit Party (or, so far as such Credit Party is aware, to any other Person), as to the potential tax consequences of this Agreement, any other Credit Document or any of the transactions contemplated hereby or thereby.

          (d) Neither the Agents, the Lenders or any of their respective affiliates nor any Credit Party provide accounting, tax, or legal advice and each party has consulted, or will consult, its own advisors regarding its participation in the transactions contemplated by this Agreement. Notwithstanding anything provided herein, in the other Credit Documents or in any other document or agreement relating to the transactions contemplated herein and in the other Credit Documents, and any express or implied claims of exclusivity or proprietary rights, the Agents, the Lenders and each of the Credit Parties hereby agree and acknowledge that each Credit Party, the Agents, the Lenders and any of their respective affiliates (and each of their respective employees, representatives or other agents) are authorized to disclose to any and all persons, beginning immediately upon commencement of their discussions regarding such transactions and without limitation of any kind, the U.S. federal, state, or local tax treatment and tax structure of such transactions, and all materials of any kind (including opinions or other tax analyses) that are provided by either any Credit Party, any Agent, any Lender or any of their respective affiliates (and any of their respective employees, representatives or other agents) to any other such party relating to such tax treatment and tax structure, except to the extent that such disclosure is subject to restrictions reasonably necessary to comply with securities laws. For purposes of this authorization, "tax treatment" of a transaction means the purported or claimed tax treatment of the transaction and "tax structure" of a transaction means any fact that may be relevant to understanding the purported or claimed tax treatment of the transaction. Nothing herein is intended to imply that any oral or written statement as to any potential tax consequences that are related to, or may result from, the transactions contemplated by the Agreement and the other Credit Documents have been made or provided to, or for the benefit of, any Agent, Lender, Credit Party or any of their respective affiliates by any other such party.

          13.16 Register. The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for purposes of this Section 13.16, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.16.

          13.17 Limitation on Interest. Notwithstanding anything to the contrary contained in this Agreement or any other Credit Document, all agreements between the Borrower, the Administrative Agent or any Lender, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand being made in respect of an amount due under any Credit Document or otherwise, shall the amount paid, or agreed to be paid, to the Administrative Agent or any Lender for the use, forbearance, or detention of the money to be loaned under this Agreement, any Notes or any other Credit Document or otherwise or for the payment or performance of any covenant or obligation contained herein or in any other Credit Document exceed the Highest Lawful Rate. If, as a result of any circumstances whatsoever, fulfillment of any provision hereof or of any of such documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by Applicable Law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if, from any such circumstance, the Administrative Agent or any Lender shall ever receive interest under Applicable Law that would exceed the Highest Lawful Rate, such amount that would exceed the Highest Lawful Rate shall be applied to the reduction of the principal amount owing on account of such Lender's Loans or the amounts owing on other obligations of the Borrower to the Administrative Agent or any Lender under any Credit Document and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of such Lender's Loans and the amounts owing on other obligations of the Borrower to the Administrative Agent or any Lender under any Credit Document, as the case may be, such excess shall be refunded to the Borrower to the extent required under Applicable Law. All sums paid or agreed to be paid to the Administrative Agent or any Lender for the use, forbearance or detention of the indebtedness of the Borrower to the Administrative Agent or any Lender shall, to the fullest extent permitted by Applicable Law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full of the principal (including the period of any renewal or extension thereof) so that the interest on account of such indebtedness shall not exceed the Highest Lawful Rate. Notwithstanding anything to the contrary contained in any Credit Document, it is understood and agreed that if at any time the rate of interest that accrues on the outstanding principal balance of any Loan shall exceed the Highest Lawful Rate, the rate of interest that accrues on the outstanding principal balance of any Loan shall be limited to the Highest Lawful Rate, but any subsequent reductions in the rate of interest that accrues on the outstanding principal balance of any Loan shall not reduce the rate of interest that accrues on the outstanding principal balance of any Loan below the Highest Lawful Rate until the total amount of interest accrued on the outstanding principal balance of any Loan equals the amount of interest that would have accrued if such interest rate had at all times been in effect."

          13.18 South Texas Project. Notwithstanding any provision to the contrary contained herein, solely with respect to the South Texas Project, the Credit Parties shall only be required to comply with any provision of Sections 8, 9 or 10 of this Agreement to the extent such compliance is not prohibited or otherwise restricted by the terms of the STP Operating Agreement or the STP Participation Agreement, as in effect on the date hereof.

          SECTION 14. Guaranty.

          14.01 Guaranty. In order to induce the Lenders to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by each Guarantor from the proceeds of the Loans, each Guarantor hereby agrees with the Lenders as follows: Each Guarantor hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety the full and prompt payment when due in cash, whether upon maturity, acceleration or otherwise, of any and all of the Guaranteed Obligations to the Guaranteed Creditors. If any or all of the Guaranteed Obligations to the Guaranteed Creditors becomes due and payable hereunder, each Guarantor unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, together with any and all expenses which may be incurred by the Guaranteed Creditors in collecting any of the Guaranteed Obligations. This Guaranty is a continuing one and the Guaranteed Obligations shall be conclusively presumed to have been created in reliance hereon. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the Guaranteed Creditors repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such Guaranteed Creditor or any of its property or (ii) any settlement or compromise of any such claim effected by such Guaranteed Creditor with any such claimant (including the Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Guarantors, notwithstanding any revocation of this Guaranty or any other instrument evidencing any liability of the Borrower, and each Guarantor shall be and remain liable to the Guaranteed Creditors hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

          14.02 Bankruptcy. Additionally, each Guarantor unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations to the Guaranteed Creditors whether or not due or payable by the Borrower upon the occurrence of any of the events specified in Section 10.05, and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand.

          14.03 Nature of Liability. The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations whether executed by any Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder is not affected or impaired by (a) any direction as to application of payment by any Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to the Guaranteed Creditors on the Guaranteed Obligations which any such Guaranteed Creditor repays to the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

          14.04 Independent Obligation. No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this Guaranty, and this Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full of the Guaranteed Obligations. The obligations of each Guarantor hereunder are independent of the obligations of the Borrower, any other guarantor or any other Person, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any Borrower, any other guarantor or any other Person and whether or not any Borrower, any other guarantor or any other Person be joined in any such action or actions. Each Guarantor waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by a Borrower or other circumstance which operates to toll any statute of limitations as to such Borrower shall operate to toll the statute of limitations as to the Guarantors.

          14.05 Authorization. Each Guarantor authorizes the Guaranteed Creditors without notice or demand (except as shall be required by applicable law and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

          (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Guaranty shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

          (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

          (c) exercise or refrain from exercising any rights against the Borrower or others, or otherwise act or refrain from acting;

          (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors;

          (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Guaranteed Creditors;

          (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Guaranteed Creditors regardless of what liability or liabilities of the Borrower remain unpaid;

          (g) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Credit Document or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Credit Document or any of such other instruments or agreements; and/or

          (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of any Guarantor from its liabilities under this Guaranty.

          14.06 Reliance. It is not necessary for the Guaranteed Creditors to inquire into the capacity or powers of the Borrower or the officers, directors, partners or agents acting or purporting to act on its or their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

          14.07 Rights of Contribution. (a) The Guarantors hereby agree, as between themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Guarantor of any Guaranteed Obligations, each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Guarantor to any Excess Funding Guarantor under this Section shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this

Article 14 and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment in full of all Guaranteed Obligations.

          (b) For purpose of this Section, (i) "Excess Funding Guarantor" means, in respect of any Guaranteed Obligations, a Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) "Excess Payment" means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "Pro Rata Share" means, for any Guarantor, the ratio (expressed as percentage) or (x) the amount by which the aggregate present fair saleable value of all properties of such Guarantor (excluding any shares of stock of any other Guarantor) exceeds the amount of all the debts and liabilities of such Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder and any obligations of any other Guarantor that have been Guaranteed by such Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of all the Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Borrower and the Guarantors hereunder and under the other Credit Documents) of all the Guarantors, determined (A) with respect to any Guarantor that is a party hereto on the Effective Date, as of the Effective Date, and (B) with respect to any other Guarantor, as of the date such Guarantor becomes a Guarantor hereunder.

          14.08 Waiver. (a) Each Guarantor waives any right (except as shall be required by applicable law and cannot be waived) to require any Guaranteed Creditor to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor's power whatsoever. Each Guarantor waives any defense based on or arising out of any defense of the Borrower any other guarantor or any other party, other than payment in full in cash of the Guaranteed Obligations, based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Guaranteed Obligations. The Guaranteed Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent permitted by applicable law and subject to the relevant provisions of the applicable Security Documents), or exercise any other right or remedy the Guaranteed Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been irrevocably and indefeasibly paid in full in cash. Each Guarantor waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against the Borrower or any other party or any security.

          (b) Each Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that the Guaranteed Creditors shall have no duty to advise any Guarantor of information known to them regarding such circumstances or risks.

          (c) Until such time as the Guaranteed Obligations have been paid in full in cash, each Guarantor hereby waives all rights of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise) to the claims of the Guaranteed Creditors against the Borrower or any other guarantor of the Guaranteed Obligations and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from the Borrower or any other guarantor which it may at any time otherwise have as a result of this Guaranty.

          (d) Each Guarantor warrants and agrees that each of the waivers set forth above is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law of public policy, such waivers shall be effective only to the maximum extent permitted by law.

          14.09 Payment.  All payments made by any Guarantor pursuant to this
Section 14 shall be made in Dollars in immediately available funds. All payments made by any Guarantor pursuant to this Section 14 will be made without setoff, counterclaim or other defense, and shall be subject to the provisions of Sections 4.03 and 4.04.

          14.10 Savings Clause. Each Lender and each Guarantor hereby confirms that it is its intention that this Guaranty not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, each Lender and each Guarantor hereby irrevocably agrees that Guaranteed Obligations guaranteed by each Guarantor under this Guaranty shall be limited to such amount as will, after giving effect to such maximum amount and all of such Guarantor's other (contingent or otherwise) liabilities that are relevant under such laws (but excluding, to the maximum extent permitted by applicable law, any liabilities of a Guarantor arising under any other indebtedness that is subordinated to the Guaranteed Obligations or any obligations under this Guarantee), and after giving effect to any rights to contribution pursuant to Section 14.07 hereof, result in the Guaranteed Obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

                                     ******

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:                                  TEXAS GENCO, LP
c/o Texas Genco GP, LLC
1111 Louisiana Street                     By: TEXAS GENCO GP, LLC,
Houston, Texas 77002                      its General Partner
Attn: Linda Geiger, Assistant Treasurer
Facsimile: (713) 207-3301
copy to: Marc Kilbride, Treasurer         By: /s/ Marc Kilbride
Facsimile: (713) 207-3301                     ----------------------------------
                                              Name: Marc Kilbride
                                              Title: Vice President and
                                              Treasurer


Address:                                  TEXAS GENCO HOLDINGS, INC.
1111 Louisiana Street
Houston, Texas 77002
Attn: Linda Geiger, Assistant Treasurer   By: /s/ Marc Kilbride
Facsimile: (713) 207-3301                     ----------------------------------
copy to: Marc Kilbride, Treasurer             Name: Marc Kilbride
Facsimile: (713) 207-3301                     Title: Vice President and
                                              Treasurer


Address:                                  TEXAS GENCO GP, LLC
1111 Louisiana Street
Houston, Texas 77002
Attn: Linda Geiger, Assistant Treasurer   By: /s/ Marc Kilbride
Facsimile: (713) 207-3301                     ----------------------------------
copy to: Marc Kilbride, Treasurer             Name: Marc Kilbride
Facsimile: (713) 207-3301                     Title: Vice President and
                                              Treasurer

Address:                                  TEXAS GENCO LP, LLC
1011 Centre Road, Suite 324
Wilmington, DE 19805
Telephone: 302-225-0600                   By: /s/ Patricia F. Genzel
Facsimile: 302-225-0625                       ----------------------------------
Attn: President                               Name: Patricia F. Genzel
                                              Title: President and Secretary

with a copy to:
c/o Texas Genco Holdings, Inc.
1111 Louisiana Street
Houston, Texas 77002
Attn: Linda Geiger, Assistant Treasurer
Facsimile: (713) 207-3301
copy to: Marc Kilbride, Treasurer
Facsimile: (713) 207-3301

                                          DEUTSCHE BANK AG NEW YORK BRANCH,
                                          individually and as Administrative
                                          Agent and Collateral Agent


                                          By: /s/ Richard Henshall
                                              ----------------------------------
                                              Name: Richard Henshall
                                              Title: Director


                                          By: /s/ Joel Makowsky
                                              ----------------------------------
                                              Name: Joel Makowsky
                                              Title: Director


                                          CITIBANK, N.A., individually and as
                                          Syndication Agent


                                          By: /s/ Nietzsche Rodricks
                                              ----------------------------------
                                              Name: Nietzsche Rodricks
                                              Title: Relationship Manager

                                                                      SCHEDULE I

                                   COMMITMENTS

Lender                              Commitment
------                             -----------
Deutsche Bank AG New York Branch   $37,500,000
Citibank N.A.                      $37,500,000
                                   -----------
   Total:                          $75,000,000
                                   ===========

                                                                     SCHEDULE II

                                LENDER ADDRESSES

DEUTSCHE BANK AG NEW YORK BRANCH
60 Wall Street
New York, NY 10005-2858
Telephone: (212) 250-3968
Facsimile: (212) 797-4346
Attention: Richard Henshall

CITIBANK, N.A.
2 Penns Way, Suite 110
New Castle, DE 19720
Telephone: (302) 894-6084
Facsimile: (212) 994-0847
Attention: Karen Riley

                                                                    SCHEDULE III

                             Governmental Approvals

None.

                                                                     SCHEDULE IV

                              Existing Indebtedness

1.   Letter of Credit No.   Beneficiary                 Amount
     DBS-16031              AEP Texas Central Company   $91,047,482.00

     Issuance Date          Expiry Date
     09/03/04               08/29/05

2.   Letter of Credit No.   Beneficiary                 Amount
     61620924               AEP Texas Central Company   $91,047,482.00

     Issuance Date          Expiry Date
     09/03/04               08/29/05

3.   The guaranties identified on Schedule IVA.

                                                                   SCHEDULE IV A

TEXAS GENCO HOLDINGS INC.
OUTSTANDING CORPORATE GUARANTIES

      BENEFICIARY/COUNTERPARTY       DOLLAR LIMIT   DATE ISSUED    EXPIRES
----------------------------------   ------------   -----------   ---------
BP Energy Company                    $ 60,000,000    01-Jan-03    10-Jun-05
Bridgeline Gas Marketing LLC         $  2,000,000    25-Aug-04    25-Aug-05
Cargill Power Markets, LLC           $  2,000,000    01-Aug-03    01-Aug-05
Cinergy Marketing & Trading, LP      $ 10,000,000    25-Apr-03    30-Apr-05
Constellation Power Source, Inc.     $ 20,000,000    01-Jul-04    01-Jul-05
Dow Chemical Company                 $ 20,000,000    10-Feb-04    10-Feb-05
Florida Gas Transmission             $  1,000,000    15-Jun-03    15-Jun-05
Oneok Energy Marketing and Trading
   Company, L.P.                     $ 10,000,000    01-Apr-03    01-Apr-05
PPM Energy, Inc.                     $  1,000,000    20-May-03    31-May-05
Sequent Energy Management, L.P.      $  5,000,000    25-Sep-03    30-Jun-05
Total Gas & Power North America,
   Inc.                              $  4,000,000    11-Aug-03    11-Aug-05

TOTAL OUTGOING GUARANTIES            $135,000,000

                                                                      SCHEDULE V

                                  Subsidiaries

                              Jurisdiction of
                               Incorporation/
      Company                   Organization                 Capitalization
-------------------   -------------------------------   ------------------------
Texas Genco GP, LLC   Texas limited liability company   1,000 outstanding Common
                                                        Shares owned directly by
                                                        Texas Genco Holdings,
                                                        Inc. representing 100%
                                                        of the outstanding
                                                        equity

Texas Genco LP, LLC   Delaware limited liability        1,000 outstanding Common
                      company                           Shares owned directly by
                                                        Texas Genco Holdings,
                                                        Inc. representing 100%
                                                        of the outstanding
                                                        equity

Texas Genco, LP       Texas limited partnership         Texas Genco GP, LLC
                                                        holds a 1% general
                                                        partner interest; Texas
                                                        Genco LP, LLC holds a
                                                        99% limited partner
                                                        interest

                                                                     SCHEDULE VI

                              Existing Investments

                                                         TEXAS GENCO
                                                       HOLDINGS, INC -     TEXAS        TEXAS
                                                            PARENT       GENCO GP,    GENCO LP,       TEXAS
                                                           COMPANY          LLC          LLC        GENCO, LP
                                                       ---------------   ---------   -----------   ----------
A/R - CenterPoint Energy Service Company                     641,727                                    6,180
A/R - CenterPoint Energy, Inc.                                22,439                                   38,819
A/R - CenterPoint Energy Houston Electric                                                              59,908
A/R - Utility Holdings, Inc.                                                                          777,871
                                                         -----------     ---------   -----------   ----------
   Intercompany Accounts Receivable                          664,166             0             0      882,778
                                                         ===========     =========   ===========   ==========

Investment in Money Pool  - CenterPoint Energy, Inc.                                                1,315,000
                                                         -----------     ---------   -----------   ----------
   Short Term Notes Receivable - Intercompany                      0             0             0    1,315,000
                                                         ===========     =========   ===========   ==========

Investment in Texas Genco GP, LLC                        267,040,672
Investment in Texas Genco LP, LLC                        123,966,974
Investment in Texas Genco, LP                                      0     3,911,686   387,256,971
                                                         -----------     ---------   -----------   ----------
   Investments in Subsidiaries                           391,007,646     3,911,686   387,256,971            0
                                                         ===========     =========   ===========   ==========

A/P - CNP Service Company                                    449,717                                  684,130
A/P - CNP, Inc. - Money Pool Interest                          5,972           264                 59,058,687
A/P - CenterPoint Energy Gas Transmission                                                               2,696
                                                         -----------     ---------   -----------   ----------
   Intercompany accounts payable                             455,689           264             0   59,745,513
                                                         ===========     =========   ===========   ==========

Money Pool Borrowings - CenterPoint Energy, Inc.           1,176,000       139,000
                                                         -----------     ---------   -----------   ----------
   Short Term Notes Payable - Intercompany                 1,176,000       139,000             0            0
                                                         ===========     =========   ===========   ==========

                                                                    SCHEDULE VII

                                 Existing Liens

                                                         FILINGS
                                         ---------------------------------------
     DEBTOR           SECURED PARTY      JURISDICTION     DATE         NUMBER                PROPERTY COVERED
---------------   --------------------   ------------   --------   -------------   -----------------------------------
Texas Genco, LP   Richmond Irrigation        Texas      02/03/03   03-0016134826   Right to divert and use 24,000
                  Company                                                          acre-feet/yr. of water

Texas Genco, LP   IOS Capital, LLC           Texas      05/05/03   03-0026465743   All equipment leased from IOS under
                                                                                   Lease Agreement No. 2138759-T60358

Texas Genco, LP   Citibank, N.A.             Texas      12/13/04   04-0091150000   Cash Collateral Account, proceeds,
                                                                                   security entitlements

Texas Genco, LP   Deutsche Bank AG New       Texas      12/13/04   04-0091150111   Cash Collateral Account, proceeds,
                  York Branch                                                      security entitlements